UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )

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Intercept Pharmaceuticals, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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June 23, 2014

To Our Stockholders:

We are pleased to invite you to attend the 2014 Annual Meeting of Stockholders of Intercept Pharmaceuticals, Inc., which will be held on Thursday, July 17, 2014, at 9:00 a.m. Eastern Time, at Intercept’s corporate headquarters, located at 450 West 15th Street, Suite 505, New York, NY 10011.

Details regarding the meeting, the business to be conducted at the meeting, and information about Intercept that you should consider when you vote your shares are described in this proxy statement.

The board of directors recommends the approval of each of Proposals 1, 2 and 3 as set forth in the proxy statement.

We hope you will be able to attend the annual meeting. Whether you plan to attend the annual meeting or not, it is important that you cast your vote either in person or by proxy. You may vote over the Internet as well as by mail. When you have finished reading the proxy statement, you are urged to vote in accordance with the instructions set forth in this proxy statement. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend.

Thank you for your continued support of Intercept. We look forward to seeing you at the annual meeting.

Sincerely,

Mark Pruzanski, M.D.
President and Chief Executive Officer

Intercept Pharmaceuticals, Inc.
450 West 15th Street, Suite 505
New York, NY 10011

June 23, 2014

NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS

TIME: 9:00 a.m. Eastern Time

DATE: Thursday, July 17, 2014

PLACE: Intercept’s Corporate Headquarters, 450 West 15th Street, Suite 505, New York, NY 10011

PURPOSES:

1.	To elect nine directors to serve one-year terms expiring at the next annual meeting of stockholders in 2015;
2.	To amend Intercept’s certificate of incorporation to increase the number of authorized shares of common stock from 25,000,000 shares to 35,000,000 shares;
3.	To ratify the appointment of KPMG LLP as Intercept’s independent registered public accounting firm for the fiscal year ending December 31, 2014; and
4.	To transact such other business that is properly presented at the annual meeting and any adjournments or postponements thereof.
WHO MAY VOTE:

You may vote if you were the record owner of Intercept common stock at the close of business on May 30, 2014. A list of stockholders of record will be available at the annual meeting and, during the ten days prior to the annual meeting, at our principal executive offices located at 450 West 15th Street, Suite 505, NY 10011.

All stockholders are cordially invited to attend the annual meeting. Whether you plan to attend the annual meeting or not, we urge you to vote and submit your proxy by the Internet or mail in order to ensure the presence of a quorum. You may change or revoke your proxy at any time before it is voted at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Bryan Yoon
Corporate Secretary

Intercept Pharmaceuticals, Inc.
450 West 15th Street, Suite 505
New York, NY 10011

PROXY STATEMENT FOR THE INTERCEPT PHARMACEUTICALS, INC.
2014 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 17, 2014

This proxy statement, along with the accompanying notice of 2014 annual meeting of stockholders, contains information about the 2014 annual meeting of stockholders of Intercept Pharmaceuticals, Inc., including any adjournments or postponements of the annual meeting. We are holding the annual meeting at 9:00 a.m., Eastern time, on Thursday, July 17, 2014, at our corporate offices located at 450 West 15th Street, Suite 505, New York, NY 10011.

In this proxy statement, we refer to Intercept Pharmaceuticals, Inc. as “Intercept,” “the Company,” “we” and “us.”

This proxy statement relates to the solicitation of proxies by our board of directors for use at the annual meeting.

On or about June 24, 2014, we began sending this proxy statement, the attached Notice of Annual Meeting of Stockholders and the enclosed proxy card to all stockholders entitled to vote at the annual meeting.

Although not part of this proxy statement, we are also sending, along with this proxy statement, our 2013 annual report on Form 10-K, which includes our financial statements for the fiscal year ended December 31, 2013, along with the amendment to the annual report on Form 10-K/A.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
SHAREHOLDER MEETING TO BE HELD ON JULY 17, 2014

This proxy statement and our 2013 annual report on Form 10-K, together with the amendment to our 2013 annual report on Form 10-K/A, are available for viewing, printing and downloading at http://www.interceptpharma.com/proxy.html. On this website, record holders can also elect to receive future distributions of our proxy statements and annual reports to stockholders by electronic delivery.

Additionally, you can find a copy of our annual report on Form 10-K, which includes our financial statements, for the fiscal year ended December 31, 2014, along with the amendment to our annual report on Form 10-K/A, on the website of the Securities and Exchange Commission, or the SEC, at www.sec.gov, or in the “Financial Information” section of the “Investors” section of our website at www.interceptpharma.com. You may also obtain a printed copy of our annual report on Form 10-K, including our financial statements, along with the amendment to our annual report on Form 10-K/A, free of charge, from us by sending a written request to: Intercept Pharmaceuticals, Inc., 450 West 15th Street, Suite 505, New York, NY 10011, Attn: Corporate Secretary. Exhibits will be provided upon written request and payment of an appropriate processing fee.

EXPLANATORY NOTE

We are an “emerging growth company” under applicable federal securities laws and therefore permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended, or Exchange Act. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1 billion or more; (ii) December 31, 2017; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC based on the market value of our common stock held by non-affiliates. If the market value of our common stock that is held by non-affiliates continues to exceed $700 million as of June 30, 2014, we would cease to be an emerging growth company as of December 31, 2014.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why is the Company Soliciting My Proxy?

The board of directors of Intercept is soliciting your proxy to vote at the 2014 annual meeting of stockholders to be held at our corporate headquarters, located at 450 West 15th Street, Suite 505, New York, NY 10011, on Thursday, July 17, 2014, at 9:00 a.m. Eastern Time and any adjournments of the meeting, which we refer to as the annual meeting. The proxy statement along with the accompanying Notice of Annual Meeting of Stockholders summarizes the purposes of the meeting and the information you need to know to vote at the annual meeting.

We have made available to you on the Internet or have sent you this proxy statement, the Notice of Annual Meeting of Stockholders, the proxy card and a copy of our annual report on Form 10-K for the fiscal year ended December 31, 2013, along with a copy of the amendment to our annual report on Form 10-K/A, because you owned shares of Intercept common stock on the record date. The Company intends to commence distribution of the proxy materials to stockholders on or about June 24, 2014.

Who Can Vote?

Only stockholders who owned our common stock at the close of business on May 30, 2014 are entitled to vote at the annual meeting. On this record date, there were 21,146,322 shares of our common stock outstanding and entitled to vote. Our common stock is our only class of voting stock.

How Many Votes Do I Have?

Each share of our common stock that you own entitles you to one vote.

How Do I Vote?

Whether you plan to attend the annual meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via Internet. You may specify whether your shares should be voted FOR or WITHHELD for each nominee for director and whether your shares should be voted FOR, AGAINST or ABSTAIN with respect to each other proposal. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the board’s recommendations as noted below. Voting by proxy will not affect your right to attend the annual meeting. For instructions on how to change or revoke your proxy, see “May I Change or Revoke My Proxy?” below. If your shares are registered directly in your name through our stock transfer agent, VStock Transfer, LLC, or if you have stock certificates registered in your name, you may vote:

•	By Internet. Go to http://www.interceptpharma.com/proxy.html. Follow the instructions included in the proxy card to vote by Internet.

•	By mail. You can vote by mail by completing, signing, dating and returning the proxy card as instructed on the card. If you sign the proxy card but do not specify how you want your shares voted, they will be voted in accordance with the board’s recommendations as noted below.
•	In person at the meeting. If you attend the meeting, you may deliver a completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on July 16, 2014.

If your shares are held in “street name” (held in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the annual meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the annual meeting in order to vote.

How Does the Board of Directors Recommend That I Vote on the Proposals?

The board of directors recommends that you vote as follows:

•	“FOR” the election of the nominees for director;
•	“FOR” the amendment to our Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 25,000,000 to 35,000,000; and
•	“FOR” the ratification of the selection of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2014.

If any other matter is presented at the annual meeting, your proxy provides that your shares will be voted by the proxy holder listed in the proxy in accordance with his or her best judgment.

May I Change or Revoke My Proxy?

If you give us your proxy, you may change or revoke it at any time before the annual meeting. You may change or revoke your proxy in any one of the following ways:

•	if you received a proxy card, by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;
•	by re-voting by Internet as instructed above;
•	by notifying Intercept’s Secretary in writing before the annual meeting that you have revoked your proxy; or
•	by attending the annual meeting in person and voting in person. Attending the annual meeting in person will not in and of itself revoke a previously submitted proxy. You must specifically request at the annual meeting that it be revoked.

Your most current vote, whether by Internet or proxy card is the one that will be counted.

What if I Receive More Than One Proxy Card?

You may receive more than one proxy card if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described above under “How Do I Vote?” for each account to ensure that all of your shares are voted.

Will My Shares be Voted if I Do Not Vote?

If your shares are registered in your name or if you have stock certificates, they will not be counted if you do not vote as described above under “How Do I Vote?”

Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner and (2) the broker lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on “routine” matters, such as the adoption of an amendment to the certificate of incorporation to increase the number of authorized shares of common stock and the ratification of the appointment of independent auditors, without instructions from the beneficial owner of those shares. On the other hand, a broker may not be entitled to vote shares held for a beneficial owner on certain non-routine items, such as the election of directors, absent instructions from the beneficial owner of such shares. Broker non-votes count for purposes of determining whether a quorum exists but do not count as entitled to vote with respect to individual proposals.

Your bank, broker or other nominee does not have the ability to vote your uninstructed shares in the election of directors. Therefore, if you hold your shares in street name, it is critical that you cast your vote if you want your vote to be counted for the election of directors (Proposal 1). If you hold your shares in street name and you do not instruct your bank, broker or other nominee how to vote in the election of directors, no votes will be cast on this proposal on your behalf.

If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above, the bank, broker or other nominee that holds your shares has the authority to vote your unvoted shares only on the adoption of the amendment to our certificate of incorporation to increase the number of authorized shares of common stock (Proposal 2) and the ratification of the appointment of our independent registered public accounting firm (Proposal 3) without receiving instructions from you.

For the proposals requiring the affirmative vote of those shares present and entitled to vote, broker non-votes will not affect the outcome of the vote. Because the approval of Proposal 2 requires the affirmative vote of a majority of all outstanding shares, broker non-votes have the same effect as a vote “AGAINST” that proposal.

Therefore, we encourage you to provide voting instructions to your bank, broker or other nominee. This ensures your shares will be voted at the annual meeting and in the manner you desire.

What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1: Elect Directors	The nominees for director who receive the most votes (also known as a “plurality” of the votes cast) will be elected. You may vote either FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of the directors. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of the directors. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.
Proposal 2: Amend Restated Certificate of Incorporation to Increase Authorized Shares	The affirmative vote of a majority of the shares of our common stock outstanding and entitled to vote at the annual meeting is required to approve the amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 25,000,000 to 35,000,000. Abstentions will have the same effect as an “against” vote. Brokerage firms have authority to vote customers’ non-voted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have the same effect as an “against” vote.

Proposal 3: Ratify Appointment of Independent Registered Public Accounting Firm	The affirmative vote of a majority of the shares cast affirmatively or negatively for this proposal is required to ratify the selection of our independent registered public accounting firm. Abstentions will have no effect on the results of this vote. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm. However, if our stockholders do not ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2014, our audit committee of our board of directors will reconsider its appointment.

Is Voting Confidential?

We will keep all the proxies, ballots and voting tabulations private. We only let our Inspector of Election, VStock Transfer, LLC, examine these documents. Management will not know how you voted on a specific proposal unless it is necessary to meet legal requirements. We will, however, forward to management any written comments you provide on the proxy card or through other means.

Where can I find the voting results of the Annual Meeting?

The preliminary voting results will be announced at the annual meeting, and we will publish preliminary, or final results if available, in a Current Report on Form 8-K within four business days of the annual meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.

What Are the Costs of Soliciting these Proxies?

We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.

What Constitutes a Quorum for the Annual Meeting?

The presence, in person or by proxy, of the holders of a majority of the voting power of all outstanding shares of our common stock entitled to vote at the annual meeting is necessary to constitute a quorum at the annual meeting. Votes of stockholders of record who are present at the annual meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

Attending the Annual Meeting

The annual meeting will be held at 9:00 a.m. Eastern Time on Tuesday, June 6, 2014 at our corporate headquarters, located at 450 West 15th Street, Suite 505, New York, NY 10011. You need not attend the annual meeting in order to vote.

Householding of Annual Disclosure Documents

SEC rules concerning the delivery of annual disclosure documents allow us or your broker to send a single set of our proxy materials to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family. This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our annual reports, proxy statements and information statements. Once you receive notice from your broker or from us that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If your household received a single set of proxy materials this year, but you would prefer to receive your own copy, please contact our transfer agent, VStock Transfer, LLC, by calling their toll free number, 1-855-9VSTOCK.

If you do not wish to participate in “householding” and would like to receive your own set of Intercept’s proxy materials in future years, follow the instructions described below. Conversely, if you share an address with another Intercept stockholder and together both of you would like to receive only a single set of proxy materials, follow these instructions:

•	If your Intercept shares are registered in your own name, please contact our transfer agent, VStock Transfer, LLC, and inform them of your request by calling them at 1-855-9VSTOCK or writing them at 18 Lafayette Place, Woodmere, New York 11598.
•	If a broker or other nominee holds your Intercept shares, please contact the broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

Electronic Delivery of Company Stockholder Communications

Most stockholders can elect to view or receive copies of future proxy materials over the Internet instead of receiving paper copies in the mail.

You can choose this option and save the Company the cost of producing and mailing these documents by going to http://www.interceptpharma.com/proxy.html and following the instructions relating to the electronic delivery of proxy materials.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of May 30, 2014, by:

•	our executive officers named in the Summary Compensation Table;
•	each of our directors and director nominees;
•	all of our current directors and executive officers as a group; and
•	each stockholder known by us to own beneficially more than five percent of our common stock.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Shares of common stock that may be acquired by an individual or group within 60 days of May 30, 2014, pursuant to derivative securities, such as options, warrants or restricted stock units, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Percentage of ownership is based on an aggregate of 21,146,322 shares of common stock outstanding as of May 30, 2014.

Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, based on information provided to us by such stockholders. Unless otherwise indicated, the address for each director and executive officer is: c/o Intercept Pharmaceuticals, Inc., 450 West 15th Street, Suite 505, New York, NY 10011.

Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned
Directors and Executive Officers
Mark Pruzanski, M.D.(1)	791,864	3.7%
David Shapiro, M.D.(2)	131,968	*
Barbara Duncan(3)	59,118	*
Srinivas Akkaraju, M.D., Ph.D.(4)	11,915	*
Luca Benatti(5)	40	*
Paolo Fundaro(6)	16,305	*
Sanj K. Patel	—	—
Glen Sblendorio	—	—
Jonathan Silverstein(7)	1,669,018	7.9
Lorenzo Tallarigo, M.D.(8)	6,484,153	30.6
Klaus Veitinger, M.D., Ph.D.(9)	16,199	*
Nicole Williams(10)	35,362	*
All current executive officers, directors and director nominee as a group (15 persons)(11)	9,276,769	42.6%
Five Percent Stockholders
Genextra S.p.A.(12)	6,454,953	30.5%
OrbiMed Private Investments IV, LP(13)	1,654,603	7.8%
FMR LLC(14)	2,663,980	12.6%

*	Represents beneficial ownership of less than 1% of the shares of common stock.
(1)	Consists of 464,880 shares of common stock, options to purchase 321,634 shares of common stock that are exercisable within 60 days of May 30, 2014 and 5,350 restricted stock units (“RSUs”) that vest within 60 days of May 30, 2014.

(2)	Consists of 12,378 shares of common stock, options to purchase 117,780 shares of common stock that are exercisable within 60 days of May 30, 2014 and 1,810 RSUs that vest within 60 days of May 30, 2014.
(3)	Consists of 11,448 shares of common stock, options to purchase 46,185 shares of common stock that are exercisable within 60 days of May 30, 2014 and 1,485 RSUs that vest within 60 days of May 30, 2014.
(4)	Consists of 2,267 shares of common stock, options to purchase 9,323 shares of common stock that are exercisable within 60 days of May 30, 2014 and 325 RSUs that vest within 60 days of May 30, 2014.
(5)	Consists of shares of common stock.
(6)	Consists of 8,577 shares of common stock and options to purchase 7,728 shares of common stock that are exercisable within 60 days of May 30, 2014.
(7)	Consists of (a) the shares described in note (13) below and (b) 2,629 shares of common stock and options to purchase 12,760 shares of common stock that are exercisable within 60 days of May 30, 2014 that are held directly by Mr. Silverstein. Mr. Silverstein disclaims beneficial ownership of the shares described in note (13), except to the extent of his pecuniary interest therein, if any.
(8)	Consists of (a) the shares described in note (12) below and (b) options to purchase 29,200 shares of common stock that are exercisable within 60 days of May 30, 2014 that are held directly by Dr. Tallarigo. Dr. Tallarigo disclaims beneficial ownership of the shares described in note (12), except to the extent of his pecuniary interest therein, if any.
(9)	Consists of 1,780 shares of common stock and options to purchase 14,419 shares of common stock that are exercisable within 60 days of May 30, 2014.
(10)	Consists of 3,304 shares of common stock and options to purchase 32,058 shares of common stock that are exercisable within 60 days of May 30, 2014.
(11)	Consists of (a) 8,623,894 shares of common stock beneficially owned by our officers, directors and director nominee, (b) options to purchase 643,181 shares of common stock beneficially owned by our officers and directors which are exercisable within 60 days of May 30, 2014 and (d) RSUs for 9,694 shares of common stock beneficially owned by our officers and directors that will vest within 60 days of May 30, 2014.
(12)	Represents shares of common stock owned by Genextra S.p.A. Dr. Tallarigo is the chief executive officer of Genextra S.p.A. and Francesco Micheli is the executive director of Genextra S.p.A. and, in such capacities, Dr. Tallarigo and Mr. Micheli exercise voting control over the shares of common stock owned by Genextra S.p.A. and investment control over such shares as authorized by the board of directors of Genextra S.p.A. Each of Dr. Tallarigo and Mr. Micheli disclaims beneficial ownership with respect to any such shares, except to the extent of his pecuniary interest therein, if any. The address of each of Genextra S.p.A. and its affiliates is Via G. De Grassi, 11, 20123 Milan, Italy. Information relating to Mr. Micheli is based on Amendment No. 1 to Schedule 13G of Genextra S.p.A. filed with the SEC on February 13, 2014.
(13)	Represents shares of common stock owned by OrbiMed Private Investments IV, LP. OrbiMed Capital GP IV LLC is the general partner of OrbiMed Private Investments IV, LP and OrbiMed Advisors LLC is the managing member of OrbiMed Capital GP IV LLC. Samuel D. Isaly is the managing member of and owner of a controlling interest in OrbiMed Advisors LLC and may be deemed to have voting and investment power over the shares held by OrbiMed Private Investments IV, LP noted above. Each of OrbiMed Capital GP IV LLC, OrbiMed Advisors LLC and Mr. Isaly disclaims beneficial ownership of such shares, except to the extent of its or his pecuniary interest therein, if any. Mr. Silverstein is a member of OrbiMed Advisors LLC and is obligated to transfer any shares issued under any equity grants made to him to OrbiMed Advisors LLC and certain of its related entities. Mr. Silverstein disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein, if any. The address for OrbiMed Private Investments IV, LP is c/o OrbiMed Advisors LLC, 601 Lexington Avenue, 54th Floor, New York, NY 10022.
(14)	Based on information supplied by FMR LLC on Schedule 13G/A filed with the SEC on February 14, 2014. Fidelity Management & Research Company (“Fidelity”), 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 868,945 shares of our common stock as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. Edward C. Johnson 3d and FMR LLC, through its control of Fidelity, and the funds each has sole power to dispose of the

868,945 shares owned by the Funds. Fidelity SelectCo, LLC (“SelectCo”), 1225 17th Street, Suite 1100, Denver, Colorado 80202, a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 1,762,025 shares of our common stock as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. Edward C. Johnson 3d and FMR LLC, through its control of SelectCo, and the SelectCo Funds each has sole power to dispose of the 1,762,025 owned by the SelectCo Funds. The ownership of one investment company, Fidelity Select Biotechnology Portfolio, amounted to 1,315,567 shares or 6.830% of the Common Stock outstanding. Fidelity Select Biotechnology Portfolio has its principal business office at 245 Summer Street, Boston, Massachusetts 02210. Members of the family of Edward C. Johnson 3d, Chairman of FMR LLC, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Edward C. Johnson 3d, Chairman of FMR LLC, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees. Pyramis Global Advisors Trust Company (“PGATC”), 900 Salem Street, Smithfield, Rhode Island, 02917, an indirect wholly-owned subsidiary of FMR LLC and a bank as defined in Section 3(a)(6) of the Exchange Act is the beneficial owner of 33,010 shares of our common stock as a result of its serving as investment manager of institutional accounts owning such shares. Edward C. Johnson 3d and FMR LLC, through its control of Pyramis Global Advisors Trust Company, each has sole dispositive power over 33,010 shares and sole power to vote or to direct the voting of 33,010 shares of Common Stock owned by the institutional accounts managed by PGATC as reported above.

MANAGEMENT AND CORPORATE GOVERNANCE

The Board of Directors

Each of our directors are elected annually and holds office until their successor has been elected and qualified or until the earlier of their death, resignation or removal. Our board of directors currently consists of nine members, seven of whom were elected as directors at our 2013 Annual Meeting of Stockholders. In February 2014, our board of directors increased the authorized number of directors to nine, and appointed Sanj K. Patel and Glenn Sblendorio to fill the vacancies created by such increase. Lorenzo Tallarigo will not stand for re-election to our board of directors. The board of directors, upon the recommendation of the nominating and governance committee, has nominated Luca Benatti to be newly elected as a member of our board at the 2014 Annual Meeting of Stockholders.

Our restated certificate of incorporation and our restated bylaws provide that the authorized number of directors may be changed only by resolution of the board of directors. Our restated bylaws also provide that our directors may be removed only for cause by the affirmative vote of the holders of at least 80% of the votes that all our stockholders would be entitled to cast in an annual election of directors, and our restated certificate of incorporation and amended and restated bylaws provide that any vacancy on our board of directors, including a vacancy resulting from an increase in the size of our board of directors, may be filled only by vote of a majority of our directors then in office.

Each of the nominees listed below has been nominated by the board of directors, upon the recommendation of the nominating and governance committee, for election or re-election as a director until the Annual Meeting of Stockholders to be held in 2015 and until their respective successors are elected or until their earlier death, resignation or removal. Each of the nominees, other than Dr. Benatti, is presently serving as a director of Intercept.

Set forth below are the names of the persons nominated as directors, their ages, their offices in the Company, if any, their principal occupations or employment for at least the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold or have held directorships during the past five years. Additionally, information about the specific experience, qualifications, attributes or skills that led to our board of directors’ conclusion at the time of filing of this proxy statement that each person listed below should serve as a director is set forth below:

Name	Age	Position(s) with the Company
Jonathan T. Silverstein(1)(3)	47	Chairman of the Board
Mark Pruzanski, M.D.	46	President, Chief Executive Officer and Director
Srinivas Akkaraju, M.D., Ph.D.(3)	46	Director
Luca Benatti, Ph.D.	53	Director Nominee
Paolo Fundaro(3)	40	Director
Sanj K. Patel(2)	44	Director
Glenn Sblendorio(1)	58	Director
Klaus Veitinger, M.D., Ph.D.(2)(3)	52	Director
Nicole S. Williams(1)(2)	69	Director

(1)	Member of our audit committee
(2)	Member of our compensation committee
(3)	Member of our nominating and governance committee

Jonathan T. Silverstein has served as a member of our board of directors since August 2012 and is our chairman. Since 1998, Mr. Silverstein has been a member of OrbiMed Advisors LLC, an asset management firm solely focused in healthcare with several billion dollars in assets under management. Prior to OrbiMed, Mr. Silverstein was a director of life sciences in the investment banking department at Sumitomo Bank. Mr. Silverstein currently serves on the board of directors of a number of private companies. Since 2010, Mr. Silverstein has served as a director of Relypsa, Inc., a publicly traded biotechnology company. From 2008 until 2011, Mr. Silverstein was a director of NxStage Medical, Inc. From 2006 until 2008, Mr. Silverstein was a director of Insulet, Inc. From 2004 until 2007, Mr. Silverstein was a director of Avanir Pharmaceuticals, Inc. Mr. Silverstein has a B.A. in economics from Denison University and a J.D. and M.B.A. from the University of San Diego.

We believe that Mr. Silverstein brings leadership, strategic, company build-up and capital markets experience, particularly within the life science sector, to our board of directors.

Mark Pruzanski, M.D. is a co-founder of our company and has served as our chief executive officer and president, and has been a member of our board of directors, since our inception in 2002. He has over 15 years of experience in life sciences company management, venture capital and strategic consulting. Dr. Pruzanski was previously a venture partner at Apple Tree Partners, an early stage life sciences venture capital firm he co-founded in 1999. Prior to that, he was an entrepreneur-in-residence at Oak Investment Partners. Dr. Pruzanski received his M.D. from McMaster University in Ontario, a M.A. degree in International Affairs from the Johns Hopkins University School of Advanced International Studies in Bologna, Italy and Washington, D.C., and a bachelor’s degree from McGill University in Montreal, Quebec. He currently also serves on the boards of the Emerging Company Section of the Biotechnology Industry Association (BIO) and the Foundation for the Defense of Democracies, a think tank in Washington, D.C. Dr. Pruzanski is a co-author of a number of scientific publications and an inventor of several patents relating to our product candidates and scientific discoveries.

We believe that Dr. Pruzanski’s perspective and the experience he brings as our chief executive officer and president and as one of our company’s founders, together with his historic knowledge of our company and our product candidates, operational expertise and continuity to our board of directors, and his experience in managing and investing in companies within the life sciences industry, qualify him to serve as a member of our board of directors.

Srinivas Akkaraju, M.D., Ph.D. has served as a member of our board of directors since October 2012. Dr. Akkaraju has been a general partner of Sofinnova Ventures since April 2013. From January 2009 until April 2013, Dr. Akkaraju was a managing director of New Leaf Venture Partners, L.L.C. From 2006 to 2008, Dr. Akkaraju served as a managing director at Panorama Capital, LLC, a private equity firm founded by the former venture capital investment team of J.P. Morgan Partners, LLC, a private equity division of JPMorgan Chase & Co. Prior to co-founding Panorama Capital, he was with J.P. Morgan Partners, which he joined in 2001 and of which he became a partner in 2005. From 1998 to 2001, he was in business and corporate development at Genentech, Inc. (a wholly owned member of the Roche Group), a biotechnology company, most recently as senior manager. Prior to joining Genentech, Dr. Akkaraju was a graduate student at Stanford University, where he received an M.D. and a Ph.D. in Immunology. He received his undergraduate degrees in Biochemistry and Computer Science from Rice University. Dr. Akkaraju serves and has served on the boards of directors and board committees of numerous public and private companies. Dr. Akkaraju serves as a director of Seattle Genetics, Inc. and Versartis Inc., which are publicly traded biotechnology companies. Previously, Dr. Akkaraju served as a director on the boards of SynaGeva Biopharma Corp., Barrier Therapeutics, Inc. and Pharmos Inc., all of which are publicly traded biotechnology companies, and Amarin Corporation plc, a foreign publicly traded biotechnology company.

We believe that Dr. Akkaraju’s scientific background, coupled with experience in private equity and venture capital investing from his work at New Leaf Venture Partners, J.P. Morgan and Panorama Capital, qualify him to serve as a member of our board of directors.

Luca Benatti, Ph.D. has been nominated for election to our board of directors at our 2014 annual meeting. Dr. Benatti has over 25 years of experience in the biopharmaceutical industry and has been serving as the chief executive officer and a director of EryDel S.p.A., a drug delivery company specializing in the development of drugs and diagnostics, since June 2012. From 1999 until May 2012, Dr. Benatti was the founder and chief executive officer and a member of the board of directors of Newron Pharmaceuticals S.p.A., a company listed on the Swiss Exchange. Dr. Benatti rejoined the board of directors of Newron in March 2014 as an independent director. Under his guidance, Newron developed a pipeline of potential therapies, with its most advanced compound currently being submitted for regulatory approval in Europe and the United States for the treatment of Parkinson’s disease. He also was instrumental in finalizing multimillion licensing deals with Merck Serono, Meiji Seika and Zambon, and in the acquisition of Hunter Fleming, a

U.K.-based biotechnology company. Dr. Benatti graduated from and performed his post-doctoral training at Milano Genetics Institute. He is the vice president and member of the board of Assobiotec, the Italian Biotech Association, chairman of the scientific advisory board of Zambon Pharma S.p.A. and member of the jury of the European Biotechnica Award. He has authored several scientific publications and holds a number of patents.

We believe that Dr. Benatti’s scientific background, together with his significant experience in drug development, financing, business development and regulatory matters at other biopharmaceutical companies, qualify him to serve on our board of directors.

Paolo Fundaro has served as a member of our board of directors since 2006. Mr. Fundaro has been chief financial officer of Genextra S.p.A., one of our principal stockholders, since its inception in 2004. Before joining Genextra, Mr. Fundaro was director of finance and strategic planning for the Fastweb Group from 2000 to 2004. Previously, he worked for investment banks, including Salomon Smith Barney (now Citigroup) and Donaldson Lufkin & Jenrette (now Credit Suisse). Mr. Fundaro has a degree in Business Management from the Bocconi University in Milan, Italy.

We believe that Mr. Fundaro possesses specific attributes that qualify him to serve as a member of our board of directors, including his significant experience in corporate finance and his experience building, investing in and growing companies in diverse industries, including the biopharmaceutical industry.

Sanj K. Patel has served as a member of our board of directors since February 2014. Mr. Patel has served as the president and chief executive officer and a director of Synageva Biopharma Corp. since June 2008. Prior to joining Synageva, Mr. Patel was employed by Genzyme Corporation from 1999 to 2008 where, most recently, he was the head of U.S. sales, marketing and commercial operations for Genzyme’s lysosomal storage disorder franchise and led the U.S. launch of Myozyme, in addition to having sales and marketing responsibility for Cerezyme, Fabrazyme and Aldurazyme. Mr. Patel was also responsible for clinical operations and development for all cross-business Genzyme products and was instrumental in the path to commercialization for several treatments. Mr. Patel obtained his BSc with honors in pure and applied biology (biotechnology) from the University of the South Bank, London. He completed his post-graduate business and management and research studies at Ealing College, London, and the Wellcome Foundation, respectively. Mr. Patel is a member of the board of directors for the Sarcoma Foundation of America.

We believe that Mr. Patel’s significant experiences in corporate strategy, drug development, regulatory and commercial matters and his various senior management roles in the biopharmaceutical industry, including leading organizations developing treatments for diseases with high unmet needs, qualify him to serve as a member of our board of directors.

Glenn Sblendorio has served as a member of our board of directors since February 2014. Mr. Sblendorio is the chief financial officer and president and a director of The Medicines Company. From March 2006 to February 2012, he served as chief financial officer and executive vice president of The Medicines Company. From November 2005 until he joined The Medicines Company, Mr. Sblendorio served as a consultant to a company in the pharmaceutical industry. Previously, Mr. Sblendorio was executive vice president and chief financial officer of Eyetech Pharmaceuticals, Inc. from February 2002 until it was acquired by OSI Pharmaceuticals, Inc. in November 2005. Mr. Sblendorio’s pharmaceutical experience also includes 12 years at Hoffmann-LaRoche, Inc., a pharmaceutical company, in a variety of senior financial positions, including vice president, finance of Roche Molecular Systems and head of finance-controller for Amgen/Roche Europe. Mr. Sblendorio currently serves as a director of Amicus Therapeutics, Inc. and Ophthotech Corporation, both of which are public biopharmaceutical companies. Mr. Sblendorio received his B.B.A. from Pace University and his M.B.A. from Fairleigh Dickinson University.

We believe that Mr. Sblendorio’s financial expertise, his experience as a member of the leadership of numerous life sciences companies, together with his experience as chief financial officer and board member with numerous companies, qualify him to serve as a member of our board of directors. In addition, Mr. Sblendorio brings expertise to our company in the areas of financial analysis and reporting, internal auditing and controls and risk management oversight.

Klaus Veitinger, M.D., Ph.D., has served as a member of our board of directors since August 2012. Since October 2007, Dr. Veitinger has been a venture partner at OrbiMed Advisors LLC, an asset management firm solely focused in healthcare with several billion dollars in assets under management. Prior to joining OrbiMed Advisors LLC, Dr. Veitinger was employed at Schwarz Pharma AG from 1990 until its acquisition by UCB S.A. in December 2006, where he held various positions in areas of general management, drug development, licensing and business development, strategic planning and mergers and acquisitions, including most recently as the chief executive officer of U.S. and Asian operations and as a member of its executive board. Dr. Veitinger currently serves on, and has previously served on, the board of directors of numerous private companies and several public companies. Dr. Veitinger is currently a director of Relypsa, Inc. and was previously a director of Synageva Biopharma Corp. until 2008. Dr. Veitinger earned his medical degree from the University of Heidelberg and has a U.S. medical certification. He earned his doctorate (Ph.D.) in pathophysiology from the University of Heidelberg and his M.B.A. from INSEAD in France.

We believe that Dr. Veitinger possesses specific attributes that qualify him to serve as a member of our board of directors, including his significant experience in corporate strategy, drug development, regulatory and commercial matters, as well as his experience in general management of biopharmaceutical companies.

Nicole S. Williams has served as a member of our board of directors since 2008. Ms. Williams has 17 years of experience as a chief financial officer of public and private global companies. Ms. Williams formerly was the chief financial officer of Abraxis Bioscience Inc., a biopharmaceutical company, and president of Abraxis Pharmaceutical Products, a division of Abraxis Bioscience Inc., positions she assumed upon the merger of American Pharmaceutical Partners, Inc. and American Bioscience Inc. in April 2006. From 2002 to 2006, Ms. Williams was the executive vice president and chief financial officer of American Pharmaceutical Partners and in December 2005, assumed additional responsibilities as president of American Pharmaceutical Partners. Ms. Williams is the President of the Nicklin Capital Group, Inc., a firm she founded in 1999 that invests in and provides consulting to early stage technology companies in the Midwest United States. From 1992 to 1999, Ms. Williams was the executive vice president, chief financial officer and corporate secretary of R.P. Scherer Corporation in Troy, Michigan. She currently serves as a director and audit committee chair of Progenics Pharmaceuticals, Inc. and previously held the same positions at Orchid Cellmark, Inc., a leading DNA identity testing service company, until its acquisition in 2011 by Laboratory Corporation of America Holdings. In 2012, she became a Board Leadership Fellow of the National Association of Corporate Directors (NACD), which is the highest level of credentialing for corporate directors by the NACD. Ms. Williams received her Demi-License es Science Politique from the University of Geneva, Switzerland, her License es Science Politique from the Graduate Institute of International Affairs, University of Geneva, Switzerland and her M.B.A. from the Graduate School of Business, University of Chicago.

We believe that Ms. Williams’ financial expertise, her experience with operations and her service as a chief financial officer and board member with other companies qualify her to serve as a member of our board of directors. In addition, she brings expertise to the company in the areas of financial analysis and reporting, internal auditing and controls and risk management oversight. Her board and audit committee roles at other public companies give her a broad perspective in the areas of financial reporting and audit and enterprise risk management.

There are no family relationships between or among any of our directors or nominees. The principal occupation and employment during the past five years of each of our directors and nominees was carried on, in each case except as specifically identified above, with a corporation or organization that is not a parent, subsidiary or other affiliate of us. There is no arrangement or understanding between any of our directors or nominees and any other person or persons pursuant to which he or she is to be selected as a director or nominee.

There are no legal proceedings to which any of our directors is a party adverse to us or any of our subsidiaries or in which any such person has a material interest adverse to us or any of our subsidiaries.

Director Independence

Our board of directors has reviewed the materiality of any relationship that each of our directors and director nominee has with Intercept, either directly or indirectly. Based upon this review, our board has determined that all of our directors other than Dr. Pruzanski, our chief executive officer, and Dr. Benatti, our director nominee, are “independent directors” as defined by The NASDAQ Stock Market. Our board of directors also determined that Drs. Veitinger and Tallarigo, Mr. Patel and Ms. Williams, who comprise our compensation committee; and Messrs. Fundaro and Silverstein and Drs. Akkaraju and Veitinger, who comprise our nominating and governance committee, all satisfy the independence standards for such committees established by the SEC and the NASDAQ Marketplace Rules, as applicable. With respect to our audit committee, our board of directors has determined that Ms. Williams and Messrs. Sblendorio and Silverstein satisfy the independence standards for such committee established by Rule 10A-3 under the Exchange Act, the SEC and the NASDAQ Marketplace Rules, as applicable. With respect to our compensation committee, our board of directors has determined that Drs. Veitinger and Tallarigo, Mr. Patel and Ms. Williams satisfy the independence standards for such committee established by Rule 10C-1 under the Exchange Act, the SEC and the NASDAQ Marketplace Rules, as applicable.

In making the necessary independence determinations, the board of directors considered the relationships that each such non-employee director or director nominee has with our company and all other facts and circumstances the board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. In considering the independence of our directors and director nominee, our board of directors considered the association of each such person has with us and all other facts and circumstances our board of directors deemed relevant in determining independence. In considering the independence of our directors and director nominee, our board of directors considered the association of certain of our directors with the holders of more than 5% of our common stock as well as the effect of each of the transactions described in “Certain Relationships and Related Person Transactions” below.

Committees of the Board of Directors and Meetings

Meeting Attendance.  During the fiscal year ended 2013 there were nine meetings of our board of directors, and the various committees of the board met a total of 25 times. No director attended fewer than 75% of the total number of meetings of the board and of committees of the board on which he or she served during fiscal 2013. The board has adopted a policy under which each member of the board is strongly encouraged but not required to attend each annual meeting of our stockholders either in person or via teleconference.

Our board of directors intends to make new committee designations after our directors commence their new terms in office upon the completion of our annual meeting of stockholders.

Audit Committee.  Our audit committee met eight times during fiscal 2013. This committee currently has three members: Ms. Williams (Chairperson), Mr. Silverstein and Mr. Sblendorio. Dr. Veitinger was a member of our audit committee until February 2014, when Mr. Sbendorio was appointed to the audit committee. Our audit committee’s role and responsibilities are set forth in the audit committee’s written charter and include the authority to retain and terminate the services of our independent registered public accounting firm. In addition, the audit committee reviews our annual and quarterly financial statements, considers matters relating to accounting policy and internal controls and reviews the scope of annual audits.

Ms. Williams is the chairperson of the committee. Our board of directors has determined that Ms. Williams is an audit committee financial expert, as defined by the rules of the Securities and Exchange Commission, and satisfies the financial sophistication requirements of applicable NASDAQ rules.

Our board of directors has determined that each of Ms. Williams, Mr. Silverstein and Mr. Sblendorio is an independent director under the NASDAQ Marketplace Rules and Rule 10A-3 of the Exchange Act.

Our audit committee is authorized to:

•	approve and retain the independent auditors to conduct the annual audit of our financial statements;
•	review the proposed scope and results of the audit;

•	review and pre-approve audit and non-audit fees and services;
•	review accounting and financial controls with the independent auditors and our financial and accounting staff;
•	review and approve transactions between us and our directors, officers and affiliates;
•	recognize and prevent prohibited non-audit services;
•	establish procedures for complaints received by us regarding accounting matters;
•	oversee internal audit functions, if any; and
•	prepare the report of the audit committee that the rules of the Securities and Exchange Commission require to be included in our annual meeting proxy statement.

Please also see the report of the audit committee set forth elsewhere in this proxy statement.

A copy of the audit committee’s written charter is publicly available in the “Investors” section of our website at www.interceptpharma.com.

Compensation Committee.  Our compensation committee met 13 times during fiscal 2013. This committee currently has four members: Dr. Veitinger (Chairman), Dr. Tallarigo, Ms. Williams and Mr. Patel. After the completion of the annual meeting, Dr. Tallarigo will no longer be a member of our compensation committee and our compensation committee will be comprised of three members. All members of the compensation committee qualify as independent under the definition promulgated by The NASDAQ Stock Market and Rule 10C-1 of the Exchange Act.

Our compensation committee’s role and responsibilities are set forth in the compensation committee’s written charter and include:

•	reviewing and recommending the compensation arrangements for management, including the compensation for our president and chief executive officer;
•	establishing and reviewing general compensation policies with the objective to attract and retain superior talent, to reward individual performance and to achieve our financial goals;
•	administering our equity incentive plans; and
•	if applicable, preparing the report of the compensation committee that the rules of the Securities and Exchange Commission require to be included in our annual meeting proxy statement.

In respect of the determination of the compensation of our president and chief executive officer, the compensation committee shall conduct its decision making process without the president and chief executive officer present.

Our compensation committee makes all compensation decisions regarding our executive officers, after which it makes a recommendation to our full board of directors. Our board of directors then approves the compensation for our executive officers.

During the first calendar quarter of each year, we evaluate each executive’s performance for the prior year. In connection with each annual review cycle, Dr. Pruzanski, our president and chief executive officer, meets with our executive officers to discuss our accomplishments during the year and the individual’s performance and contributions over the prior year. Based on these discussions, Dr. Pruzanski, with respect to each executive other than himself, prepares an evaluation of the executive’s performance. Dr. Pruzanski also prepares his own self-assessment as well as a detailed review of company performance against stated corporate goals. This process leads to a recommendation by Dr. Pruzanski to the compensation committee with respect to each executive officer, including himself, as to:

•	the achievement of stated corporate and individual performance goals;
•	the level of contributions made to the general management and guidance of our company;
•	the need for salary increases;

•	the amount of bonuses to be paid; and
•	whether or not stock option and/or other equity awards should be made.

These recommendations are reviewed and taken into account by the compensation committee. The compensation committee makes a recommendation regarding executive compensation to the full board of directors, which then approves the compensation of our executive officers.

Our compensation committee engaged Pearl Meyer & Partners (“PM&P”), an independent compensation consultant, to assist the committee in determining a peer group of companies to use for executive and director compensation based on our company’s current stage of development, to provide comparative data on executive and director compensation practices in our industry and to generally advise us on our executive and director compensation programs, including the terms of our employment agreements. The compensation committee has the sole authority to approve the terms of the engagement of PM&P.

Although our board of directors and compensation committee consider the advice and recommendations of our independent compensation consultants as to our executive compensation program, our board of directors and compensation committee ultimately make their own decisions about these matters. Our compensation committee may engage other independent compensation consultants to provide additional guidance for executive compensation and conduct further competitive benchmarking against a peer group of publicly traded companies.

PM&P did not provide any services to us or our compensation committee other than as described above. Our compensation committee has determined that there is no conflict of interest in PM&P’s engagement.

Our compensation committee will also review and discuss annually with management our “Compensation Discussion and Analysis” disclosure to the extent such disclosure is required by SEC rules. These rules are not yet applicable to us because we are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012. See the “Explanatory Note” at the beginning of this proxy.

A copy of the compensation committee’s written charter is publicly available in the “Investors” section of our website at www.interceptpharma.com.

Nominating and Governance Committee.  Our nominating and governance committee met four time(s) during fiscal 2013 and currently has four members, Mr. Fundaro (Chairman), Mr. Silverstein, Dr. Akkaraju and Dr. Veitinger. All members of the nominating and governance committee qualify as independent under the definition promulgated by The NASDAQ Stock Market.

The nominating and governance committee’s role and responsibilities are set forth in the nominating and governance committee’s written charter and include:

•	evaluating and making recommendations to the full board as to the size and composition of the board and its committees;
•	identifying and nominating members of the board of directors;
•	developing and recommending to the board of directors a set of corporate governance principles applicable to our company; and
•	overseeing the evaluation of our board of directors.

If a stockholder wishes to nominate a candidate for director who is not to be included in our proxy statement, it must follow the procedures described in our restated by-laws and in “Stockholder Proposals and Nominations for Director” at the end of this proxy statement.

Under our current corporate governance policies, the nominating and governance committee may consider candidates recommended by stockholders as well as from other sources such as other directors or officers, third party search firms or other appropriate sources. The process followed by our nominating and governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the committee and our board. For all potential candidates, the nominating and governance committee may consider all factors it deems relevant, such as a candidate’s personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of the industry in which we operate, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on the board, and concern for the long-term interests of the stockholders. In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources. If a stockholder wishes to propose a candidate for consideration as a nominee by the nominating and governance committee under our corporate governance policies, it should submit such recommendation in writing c/o Corporate Secretary, Intercept Pharmaceuticals, Inc., 450 West 15th Street, Suite 505, New York, NY 10011.

A copy of the nominating and governance committee’s written charter is publicly available in the “Investors” section of our website at www.interceptpharma.com.

Board Diversity

Our nominating and governance committee is responsible for reviewing with the board of directors, on an annual basis, the appropriate characteristics, skills and experience required for the board of directors as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the nominating and corporate governance committee, in recommending candidates for election, and the board of directors, in approving (and, in the case of vacancies, appointing) such candidates, will take into account many factors, including the following:

•	diversity of personal and professional background, perspective, experience, age, gender, ethnicity and country of citizenship;
•	personal and professional integrity and ethical values;
•	experience in one or more fields of business, professional, governmental, scientific or educational endeavors, and a general appreciation of major issues facing public companies similar in scope and size to us;
•	experience relevant to our industry or with relevant social policy concerns;
•	relevant academic expertise or other proficiency in an area of our operations;
•	objective and mature business judgment and expertise; and
•	any other relevant qualifications, attributes or skills.

Compensation Committee Interlocks and Insider Participation

No member of our compensation committee during fiscal 2013 has at any time been an officer or employee of ours. None of our executive officers serves as a member of another entity’s board of directors or compensation committee, or other committee serving an equivalent function, that has one or more executive officers serving as a member of our board of directors or compensation committee.

Board Leadership Structure and Role in Risk Oversight

The positions of chairman of the board and chief executive officer are presently separated at our company. We believe that separating these positions allows our chief executive officer to focus on our day-to-day business, while allowing our chairman of the board to lead the board of directors in its fundamental role of providing advice to, and independent oversight of, management. Our board of directors recognizes the time, effort and energy that the chief executive officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our chairman, particularly as the board of directors’ oversight responsibilities continue to grow. Our board of directors also believes that this structure ensures a greater role for the independent directors in the oversight of our company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our board of directors. This leadership structure also is preferred by a significant number of our stockholders. Our board of directors believes its administration of its risk oversight function has not affected its leadership structure.

While our restated by-laws and corporate governance guidelines do not require that our chairman and chief executive officer positions be separate, our board of directors believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including risks relating to product candidate development, technological uncertainty, dependence on collaborative partners and other third parties, uncertainty regarding patents and proprietary rights, comprehensive government regulations, having no commercial manufacturing experience, marketing or sales capability or experience and dependence on key personnel, as more fully discussed under Item 1.A. “Risk Factors” in our annual report on Form 10-K. Management is responsible for the day-to-day management of risks we face, while our board of directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

Our board of directors is actively involved in oversight of risks that could affect us. This oversight is conducted primarily through the audit committee of our board of directors, but the full board of directors has retained responsibility for general oversight of risks. Our board of directors satisfies this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within our company as our board of directors believes that full and open communication between management and the board of directors is essential for effective risk management and oversight.

Stockholder Communications to the Board

Generally, stockholders who have questions or concerns should contact our Investor Relations department at 646-747-1000. However, any stockholders who wish to address questions regarding our business directly with the board of directors, or any individual director, should direct his or her questions in writing to the chairman of the board or any individual director ATTN: SECURITY HOLDER COMMUNICATION, Board of Directors, Intercept Pharmaceuticals, Inc. at 450 West 15th Street, Suite 505, New York, NY 10011 or via e-mail at info@interceptpharma.com. Communications will be distributed to the board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications. Items that are unrelated to the duties and responsibilities of the board may be excluded, such as:

•	junk mail and mass mailings;
•	resumes and other forms of job inquiries;
•	surveys; or
•	solicitations or advertisements.

In addition, any material that is unduly hostile, threatening, or illegal in nature may be excluded, provided that any communication that is filtered out will be made available to any outside director upon request.

Executive Officers

The following table sets forth certain information regarding our executive officers who are not also directors. We have employment agreements with Dr. Pruzanski and the executive officers listed below, other than Dr. Adorini, with whom we have a consulting agreement.

Name	Age	Position(s)
Luciano Adorini, M.D.	64	Chief Scientific Officer
Barbara Duncan	49	Chief Financial Officer and Treasurer
Rachel McMinn, Ph.D.	41	Chief Strategy Officer
Daniel P. Regan	50	Chief Commercial Officer
David Shapiro, M.D.	59	Chief Medical Officer and Executive Vice President, Development

Luciano Adorini, M.D. has served as our chief scientific officer since 2008. Dr. Adorini has over 20 years of industry experience. From January 2002 through December 2007, Dr. Adorini served as chief scientific officer at BioXell S.p.A., where he was responsible for advancing a broad pipeline of products in multiple disease indications. From January 1993 to December 2001, he served as associate director of Roche Milano Ricerche, where he contributed to the development of several drugs. Earlier in his career, Dr. Adorini was research director of a unit at the Preclinical Research Center, Sandoz Pharma, Ltd., in Basel, Switzerland. Dr. Adorini has authored over 280 journal articles and other scientific publications, becoming a highly cited researcher in immunology, with a focus on immunosuppressive and immunoregulatory mechanisms in the treatment of inflammatory and autoimmune diseases. He is a board member of a number of peer-reviewed publications and has served as president of the Italian Society of Immunology, Clinical Immunology and Allergology. Dr. Adorini received his M.D. degree from the Medical School of Padova University and conducted postdoctoral studies at the University of California at Los Angeles.

Barbara Duncan has served as our chief financial officer since May 2009 and as our treasurer since 2010. She has over 15 years of experience in the life sciences industry. From 2001 through April 2009, Ms. Duncan served as chief financial officer and then chief executive officer at DOV Pharmaceutical, Inc., or DOV, a biopharmaceutical company focused on central nervous system disorders, which was sold to Euthymics Bioscience, Inc. in 2010. Prior to joining DOV, Ms. Duncan served as a vice president of Lehman Brothers Inc. in its corporate finance division from August 1998 to August 2001, where she provided financial advisory services primarily to companies in the life sciences and general industrial industries. From September 1994 to August 1998, Ms. Duncan was an associate and director at SBC Warburg Dillon Read, Inc. in its corporate finance group, where she focused primarily on structuring mergers, divestitures and financings for companies in the life sciences and general industrial industries. She also worked for PepsiCo, Inc. from 1989 to 1992 in its international audit division, and was a certified public accountant in the audit division of Deloitte & Touche LLP from 1986 to 1989. Ms. Duncan received her B.S. from Louisiana State University in 1985 and her M.B.A. from the Wharton School, University of Pennsylvania, in 1994. She previously served as a director of DOV and currently serves on the board of directors of Edgemont Pharmaceuticals, LLC, a privately held, specialty pharmaceutical company with a primary focus in the field of neuroscience.

Rachel McMinn has served as our Chief Strategy Officer since April 30, 2014. Dr. McMinn brings more than 13 years of biotechnology industry experience to the company. Since 2009 until joining Intercept, she was a managing director at Bank of America Merrill Lynch, working as the lead research analyst covering the biotechnology industry. Previously, Dr. McMinn worked at Cowen and Company as a lead biotechnology analyst and started her career as a biotechnology analyst at Piper Jaffray & Co. She earned a Bachelor of Arts degree in chemistry from Cornell University, and a Ph.D. in molecular and cellular biology and chemistry from The Scripps Research Institute, and was awarded a post-doctoral Miller fellowship at the University of California, at Berkeley.

Daniel P. Regan has served as our chief commercial officer since March 2013. Mr. Regan has more than 20 years of pharmaceutical and biotechnology industry experience. Mr. Regan served as chief commercial officer of Inspiration Biopharmaceuticals from 2011 to 2012. Prior to Inspiration, he held positions of increasing responsibility over a 12 year tenure at Genzyme Corporation from 1999 to 2011. From 2010 until 2011, Mr. Regan served as general manager, senior vice president of the U.S. personalized genetic health business, where he was responsible for the U.S. rare disease franchise for Genzyme. Previously, Mr. Regan held various positions in the renal franchise at Genzyme from 2006 until 2010, most recently as global general manager, senior vice president, where he was responsible for the launch and continued development of several products. In addition to his domestic experience, Mr. Regan has worked extensively in the European, Latin American and Asia Pacific markets. From 1991 to 1999, he held sales and marketing positions at Janssen Pharmaceutica, a pharmaceutical division of Johnson & Johnson. Mr. Regan received his Bachelor of Arts from the University of Massachusetts in 1988. Since 2013, Mr. Regan has served as a director of Keryx Biopharmaceuicals, Inc., a publicly traded biotechnology company.

David Shapiro, M.D. has served as our chief medical officer and executive vice president, development since 2008. He has over 25 years of clinical development experience in the pharmaceutical industry. Dr. Shapiro founded a consulting company, Integrated Quality Resources that focused on development stage biopharmaceutical companies and was active in this role from 2005 to 2008. From 2000 to 2005, Dr. Shapiro was executive vice president, medical affairs and chief medical officer of Idun Pharmaceuticals, Inc., prior to its acquisition by Pfizer. From 1995 to 1998, he was president of the Scripps Medical Research Center at Scripps Clinic. He also served as vice president, clinical research at Gensia and as director and group leader, hypertension clinical research at Merck Research Laboratories from 1985 to 1990. Dr. Shapiro has authored more than 20 peer-reviewed publications and organized and chaired several conferences aimed at improving product development. He received his medical degree from Dundee University & Medical School, and undertook his postgraduate medical training in the university affiliated hospitals in Oxford, United Kingdom and the University of Vermont. Dr. Shapiro served on the board of directors of Altair Therapeutics and served for two terms on the Executive Committee of the Board of the American Academy of Pharmaceutical Physicians. He is an elected Fellow of both the Royal College of Physicians of London and the Faculty of Pharmaceutical Physicians of the United Kingdom.

There are no family relationships between or among any of our executive officers. The principal occupation and employment during the past five years of each of our executive officers was carried on, in each case except as specifically identified above, with a corporation or organization that is not a parent, subsidiary or other affiliate of us. There is no arrangement or understanding between any of our executive officers and any other person or persons pursuant to which he was or is to be selected as an executive officer.

There are no legal proceedings to which any of our executive officers is a party adverse to us or any of our subsidiaries or in which any such person has a material interest adverse to us or any of our subsidiaries.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Our “named executive officers” for the year ended December 31, 2013 were as follows: Mark Pruzanski, M.D., our Chief Executive Officer and President; David Shapiro, M.D., our Chief Medical Officer and Executive Vice President, Development; and Barbara Duncan, our Chief Financial Officer and Treasurer.

Summary Compensation Table

The following table sets forth information regarding compensation awarded to, earned by or paid to our named executive officers during the years ended December 31, 2013 and December 31, 2013.

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)		Stock Awards(2) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
Mark Pruzanski, M.D. Chief Executive Officer and President	2013	459,000	475,000	(4)	245,630	2,073,500	—	4,200	(5)	3,257,330
	2012	377,000	332,063	(4)	1,674,506	924,996	—	2,373	(5)	3,310,938

David Shapiro, M.D. Chief Medical Officer and Executive Vice President, Development	2013	377,000	249,500	(6)	95,700	717,750	—	14,874	(7)	1,414,824
	2012	375,000	140,000	(6)	558,161	308,326	—	13,621	(7)	1,395,108

Barbara Duncan Chief Financial Officer and Treasurer	2013	331,000	225,875	(8)	95,700	717,750	—	8,013	(5)	1,378,338
	2012	323,000	152,000	(8)	446,533	246,668	—	8,816	(5)	1,177,017

(1)	Amounts reflect the payment of both a target-based bonus and a special bonus for performance awarded to the named executive officers. The target-based bonus is based on a target percentage of each named executive officer’s base salary for the fiscal year and then adjusted based on pre-determined corporate goals and individual performance, except for our chief executive officer whose annual bonus is determined solely based on attainment of our company objectives. In 2013, the target-based bonus was based on the achievement of 150% of corporate goals, in the case of Dr. Pruzanski, and 150% of corporate and individual goals, in the case of Dr. Shapiro and Ms. Duncan. In 2012, the target-based bonus was based on the achievement of 125% of corporate goals, in the case of Dr. Pruzanski, and 131% of corporate and individual goals, in the case of Dr. Shapiro and Ms. Duncan.
(2)	The amounts in this column represent the aggregate grant date fair value of restricted stock units granted to the named executive officer computed in accordance with FASB ASC Topic 718. See Note 11 of the notes to our consolidated financial statements in our annual report on Form 10-K filed with the SEC on March 14, 2014 for a discussion of the assumptions used in determining the grant date fair values of equity awards. These amounts do not correspond to the actual value that will be recognized by the named executive officers.
(3)	The amounts in this column represent the aggregate grant date fair value of stock options granted to the named executive officer in the applicable fiscal year computed in accordance with FASB ASC Topic 718. See Note 11 of the notes to our consolidated financial statements in our annual report on Form 10-K filed with the SEC on March 14, 2014 for a discussion of our assumptions in determining the grant date fair values of equity awards. These amounts do not correspond to the actual value that will be recognized by the named executive officers.
(4)	For fiscal 2013, Dr. Pruzanski was awarded a target-based bonus of $375,000 and a special bonus of $100,000. For fiscal 2012, Dr. Pruzanski was awarded a target-based bonus of $212,063 and a special bonus of $120,000.
(5)	Amounts reflect payments made for health insurance coverage of such named executive officers and their family members, above the amounts generally paid for the coverage of our employees.
(6)	For fiscal 2013, Dr. Shapiro was awarded a target-based bonus of $199,500 and a special bonus of $50,000. For fiscal 2012, Dr. Shapiro was awarded a target-based bonus of $123,047 and a special bonus of $16,953.

(7)	Amounts reflect a monthly car allowance of $1,000 paid to Dr. Shapiro under the terms of his employment agreement, described below. Also reflects the payments of $2,874 and $1,621 made in 2013 and 2012, respectively, for health insurance coverage of Dr. Shapiro and his family members, above the amounts generally paid for the coverage of our employees.
(8)	For fiscal 2013, Ms. Duncan was awarded a target-based bonus of $175,875 and a special bonus of $50,000. For fiscal 2012, Ms. Duncan was awarded a target-based bonus of $105,984 and a special bonus of $46,016.

Narrative Disclosure to Summary Compensation Table

Employment Arrangements with Our Named Executive Officers

Mark Pruzanski, M.D.  On May 14, 2013, we entered into an amended and restated employment agreement with Dr. Pruzanski, our President and Chief Executive Officer. His employment agreement provides for an initial term of one year with automatic renewals each year thereafter unless terminated by either us or Dr. Pruzanski. Dr. Pruzanski’s base salary, effective as of April 1, 2013, was set at $500,000 per year, subject to annual review and increase (but not decrease), as determined by our board of directors or the compensation committee. During 2012 and prior to April 1, 2013, Dr. Pruzanski’s base salary was $377,000. Effective April 1, 2014, Dr. Pruzanski’s base salary was $550,000.

Dr. Pruzanski’s employment agreement also provides that he is eligible to receive an annual bonus payment of up to 50% of his annual base salary, based on achievement of certain performance milestones identified by our board of directors in consultation with Dr. Pruzanski. For fiscal 2012, Dr. Pruzanski’s bonus target was 45% of base salary. For fiscal 2014, Dr. Pruzanski’s bonus target is 70% of base salary. For fiscal 2013 and 2012, Dr. Pruzanski’s target-based bonus reflected the achievement of 150% and 125%, respectively, of our corporate goals. Dr. Pruzanski also received a special bonus in addition to the target-based bonus for both 2013 and 2012.

Dr. Pruzanski is also eligible to participate in our group benefits programs, including but not limited to medical, disability and life insurance, vacation and retirement plans, and a 401(k) plan sponsored by us. We have agreed to pay 100% of the health insurance premiums of Dr. Pruzanski and his spouse and other dependents and an annual life insurance premium of $10,000. During 2012, although we paid the premium for Dr. Pruzanski’s participation in our group life insurance policy, which is available generally to all employees, we did not purchase or pay premiums for any individual life insurance policy for Dr. Pruzanski. We are also required to purchase short-term and long-term disability policies insuring at least 60% of Dr. Pruzanski’s base salary.

If Dr. Pruzanski terminates his employment with us or we terminate his employment for any reason, in addition to payment of accrued compensation and benefits, Dr. Pruzanski will be entitled to an amount equal to his target bonus for the prior year, if unpaid, and the prorated portion of his target bonus for the year in which his termination occurs.

In the event we do not renew Dr. Pruzanski’s employment at the end of the employment term, Dr. Pruzanski is terminated by us without cause, as defined in the employment agreement, or he resigns with good reason, as defined in the employment agreement, Dr. Pruzanski will be entitled to receive (i) 12 months of his base salary payable according to our company’s payroll, (ii) a lump sum payment equal to the mean bonus earned by him during the prior three years (such payment shall be in lieu of the prorated bonus payment for the year in which the termination occurs described above) and (iii) continuation of participation in our group health and/or dental plan and the payment of his premiums for 12 months from the date of termination (or the cost of COBRA coverage for such period) for Dr. Pruzanski, his spouse and any dependents covered under our group health and/or dental plan prior to termination.

In the event that Dr. Pruzanski does not renew his employment at the end of the employment term, is terminated for cause, is terminated due to death or disability, or he terminates his employment without good reason, Dr. Pruzanski will not be entitled to any severance benefits except as otherwise described below or mutually agreed upon in writing. If Dr. Pruzanski is terminated due to disability, he is entitled to (i) 12 months of base salary payable according to our company’s payroll, so long as he is not eligible to participate in a company-sponsored short-term and long-term disability plans that provide for benefits of at least 60% of base salary, and (ii) continued participation in our group health and/or dental plan and the payment of his premiums for 12 months following the date of termination (or the cost of COBRA coverage for such period) for Dr. Pruzanski, his spouse and any dependents covered under our group health and/or dental plan prior to termination.

If we do not renew Dr. Pruzanski’s employment at the end of the employment term, Dr. Pruzanski is terminated by us without cause, he resigns with good reason or Dr. Pruzanski is terminated due to his death or disability, all of Dr. Pruzanski’s stock options and equity awards granted after the date of his employment agreement will vest immediately and his stock options will be exercisable for three years from the effective date of termination. In the event that Dr. Pruzanski does not renew his employment at the end of the employment term, Dr. Pruzanski is terminated for cause or he terminates his employment without good reason, all of his unvested equity awards and stock options will immediately be forfeited and all of his vested stock options will be exercisable for three years from the effective date of termination. The above provisions in Dr. Pruzanski’s employment agreement relating to the vesting of equity awards are in addition to the vesting provisions contained in our equity incentive plans.

In the event of the termination of Dr. Pruzanski’s employment in anticipation of, and/or within three months before or 12 months following, a change in control, as defined in the employment agreement, (i) by us because we do not renew Dr. Pruzanski’s employment at the end of the employment term, (ii) by us for any reason other than for cause or (iii) by Dr. Pruzanski for good reason, Dr. Pruzanski will be entitled to receive (a) an amount equal to 24 months’ of his then-current monthly base salary payable as a single lump sum, (b) a lump sum payment equal to two times the mean bonus earned during the prior three years (such payment shall be in lieu of the prorated bonus payment for the year in which the termination occurs described above) and (c) continuation of participation in our group health and/or dental plan and the payment of his premiums for up to 24 (but not less than 18) months from the date of termination (or the cost of COBRA coverage for such period) for Dr. Pruzanski, his spouse and any dependents covered under our group health and/or dental plan prior to termination.

Receipt of the severance benefits described above is conditioned upon Dr. Pruzanski entering into a release of claims with us and the release becoming effective and irrevocable within 60 days after termination. Dr. Pruzanski has acknowledged and agreed that the timing of payments may be modified by us to comply with Section 409A of the Internal Revenue Code of 1986, as amended, or the Code.

To the extent that we are required to implement a clawback policy for the incentive compensation paid to Dr. Pruzanski based on erroneous data contained in an accounting statement pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, Dr. Pruzanski’s employment agreement contemplates that the terms of such policy will be incorporated into his employment agreement, provided that such policy applies to the other executive officers of our company.

Under Dr. Pruzanski’s employment agreement, “cause” for termination shall be deemed to exist upon (a) a good faith finding by a majority of the members of the board (excluding Dr. Pruzanski) that (i) Dr. Pruzanski has engaged in material dishonesty, willful misconduct or gross negligence, or (ii) Dr. Pruzanski has materially breached the employment agreement, and has failed to cure such conduct or breach within 30 days after his receipt of written notice from us, or (b) Dr. Pruzanski’s conviction or entry of nolo contendere to any crime involving moral turpitude, fraud or embezzlement, or any felony. Under Dr. Pruzanski’s employment agreement, “good reason” is defined as a material change in duties, position, responsibilities or reporting requirements, relocation of Dr. Pruzanski’s place of employment by more than 50 miles from his principal residence or place of employment prior to such change or our material breach of the employment agreement.

David Shapiro, M.D.  On May 14, 2013, we entered into an amended and restated employment agreement with Dr. Shapiro, our Chief Medical Officer and Executive Vice President, Development. This employment agreement provides for an initial term of one year with automatic renewals each year thereafter unless terminated by either us or Dr. Shapiro. Dr. Shapiro’s base salary, effective as of April 1, 2013, was set at $380,000 per year, subject to annual review and increase (but not decrease), as determined by our board of directors or the compensation committee. During 2012 and prior to April 1, 2013, Dr. Shapiro’s base salary was $375,000. Effective April 1, 2014, Dr. Shapiro’s base salary was $420,000.

Dr. Shapiro is also eligible to receive an annual bonus payment of up to 35% of his annual base salary, based on achievement of certain performance milestones identified by our board of directors in consultation with Dr. Shapiro and our chief executive officer. For fiscal 2012, Dr. Shapiro’s bonus target was 25% of base salary. For fiscal 2014, Dr. Shapiro’s bonus target is 40% of base salary. For fiscal 2013 and 2012, Dr. Shapiro’s target-based bonus reflected the achievement of 150% and 131%, respectively, of corporate and individual goals. Dr. Shapiro also received a special bonus in addition to the target-based bonus for both 2013 and 2012.

Dr. Shapiro is also eligible to participate in our group benefits programs, including but not limited to medical, disability and life insurance, vacation and retirement plans, and a 401(k) plan sponsored by us. We have agreed to provide Dr. Shapiro with a monthly car allowance of $1,000 and to pay 100% of the health insurance premiums of Dr. Shapiro and his spouse and children, if his spouse and dependents are not already covered by the health insurance plan of his spouse’s employer.

In the event we do not renew Dr. Shapiro’s employment at the end of the employment term, Dr. Shapiro is terminated by us without cause, as defined in the employment agreement, or he resigns with good reason, as defined in the employment agreement, Dr. Shapiro will be entitled to receive (i) 12 months of his base salary paid in a single lump sum and (ii) continuation of participation in our group health and/or dental plan and the payment of his premiums for 12 months (or the cost of COBRA coverage for such period) for Dr. Shapiro and his dependents covered under our group health and/or dental plan prior to termination. In the event that Dr. Shapiro does not renew his employment at the end of the employment term, is terminated for cause, is terminated due to death or disability, or he terminates his employment without good reason, Dr. Shapiro will not be entitled to severance payments unless mutually agreed upon in writing.

If we do not renew Dr. Shapiro’s employment at the end of the employment term, Dr. Shapiro is terminated by us without cause or he resigns with good reason, all of Dr. Shapiro’s equity awards and stock options that would have vested within one year of the termination date will vest immediately and all vested stock options will be exercisable for one year from the effective date of termination. In the event that Dr. Shapiro is terminated for cause or he terminates his employment without good reason, all unvested equity awards and stock options granted will immediately be forfeited.

In the event of the termination of Dr. Shapiro’s employment in anticipation of, and/or within 12 months following, a change in control (i) by us because we do not renew Dr. Shapiro’s employment at the end of the employment term, (ii) by us for any reason other than for cause or (iii) by Dr. Shapiro for good reason, Dr. Shapiro will be entitled to receive (a) an amount equal to 12 months of his then-current monthly base salary payable as a single lump sum and (b) continuation of participation in our group health and/or dental plan and the payment of his premiums for 12 months (or the cost of COBRA coverage for such period) for Dr. Shapiro, his spouse and any dependents covered under our group health and/or dental plan prior to termination. In such instances of termination, all of Dr. Shapiro’s unvested equity awards and stock options will immediately become fully vested and all of his vested stock options will be exercisable for a period of one year following the effective date of termination. This provision in Dr. Shapiro’s employment agreement relating to the vesting of equity awards upon a change of control is in addition to the provisions contained in our equity incentive plans governing the vesting of equity awards upon a change of control.

Receipt of the severance benefits described above is conditioned upon Dr. Shapiro entering into a release of claims with us and the release becoming effective and irrevocable within 60 days after termination. Dr. Shapiro has acknowledged and agreed that the timing of payments may be modified by us to comply with Section 409A of the Code.

To the extent that we are required to implement a clawback policy for the incentive compensation paid to Dr. Shapiro based on erroneous data contained in an accounting statement pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, Dr. Shapiro’s employment agreement contemplates that the terms of such policy will be incorporated into his employment agreement, provided that such policy applies to the other executive officers of our company.

Under Dr. Shapiro’s employment agreement, “cause” for termination shall be deemed to exist upon (a) a good faith finding by us that (i) Dr. Shapiro has engaged in material dishonesty, willful misconduct or gross negligence, (ii) Dr. Shapiro has materially breached the employment agreement, or (iii) Dr. Shapiro has breached or threatened to breach his invention, non-disclosure and non-solicitation agreement, and has failed to cure such conduct or breach within 30 days after his receipt of written notice from us, or (b) Dr. Shapiro’s conviction or entry of nolo contendere to any crime involving moral turpitude, fraud or embezzlement, or any felony. Under Dr. Shapiro’s employment agreement, “good reason” is defined as a material change in duties, position, responsibilities or reporting requirements, a relocation of Dr. Shapiro’s place of employment by more than 50 miles from his principal residence or place of employment immediately prior to such change or our material breach of the employment agreement.

Barbara Duncan.  On May 14, 2013, we entered into an amended and restated employment agreement with Ms. Duncan, our Chief Financial Officer, which was amended on April 12, 2013. Ms. Duncan’s employment agreement provides for an initial term of one year with automatic renewals each year thereafter unless terminated by either us or Ms. Duncan. Ms. Duncan’s base salary, effective as of April 1, 2013, was set at $335,000 per year, subject to annual review and increase (but not decrease), as determined by our board of directors or the compensation committee. During 2012 and prior to April 1, 2013, Ms. Duncan’s base salary was $323,000. Effective April 1, 2014, Ms. Duncan’s salary was $385,000.

Ms. Duncan is also eligible to receive an annual bonus payment of up to 35% of her annual base salary, based on achievement of certain performance milestones identified by our board of directors in consultation with Ms. Duncan and our chief executive officer. For fiscal 2012, Ms. Duncan’s bonus target was 25% of base salary. For fiscal 2014, Ms. Duncan’s bonus target is 40% of base salary. For fiscal 2013 and 2012, Ms. Duncan’s target-based bonus reflected the achievement of 150% and 131%, respectively, of corporate and individual goals. Ms. Duncan also received a special bonus in addition to the target-based bonus for both 2013 and 2012.

Ms. Duncan is also eligible to participate in our group benefits programs, including but not limited to medical, disability and life insurance, vacation and retirement plans, and a 401(k) plan sponsored by us. We have agreed to pay 100% of the health insurance premiums of Ms. Duncan and her spouse and children, so long as they are not covered by the policy of her spouse’s employer.

In the event we do not renew Ms. Duncan’s employment at the end of the employment term, Ms. Duncan is terminated by us without cause, as defined in the employment agreement, or she resigns with good reason, as defined in the employment agreement, Ms. Duncan will be entitled to receive (i) 12 months of her base salary payable according to our company’s payroll and (ii) continuation of her participation in our group health and/or dental plan and the payment of her premiums for 12 months (or the cost of COBRA coverage for such period) for Ms. Duncan and her dependents covered under our group health and/or dental plan prior to termination. In the event that Ms. Duncan does not renew her employment at the end of the employment term, is terminated for cause, or is terminated due to her death or disability or she terminates her employment without good reason, Ms. Duncan will not be entitled to any severance benefits unless mutually agreed upon in writing.

If we do not renew Ms. Duncan’s employment at the end of the employment term, Ms. Duncan is terminated by us without cause or Ms. Duncan resigns with good reason, all of Ms. Duncan’s equity awards and stock options that would have vested within one year of the termination date will vest immediately and all vested stock options will be exercisable for one year from the effective date of termination. If Ms. Duncan’s employment is terminated due to disability, all unvested equity awards and stock options will be forfeited and she will be able to exercise her vested options for one year from the date of termination. In the event that Ms. Duncan is terminated for cause or she terminates her employment without good reason, all unvested equity awards and stock options granted will immediately be forfeited.

In the event of the termination of Ms. Duncan’s employment in anticipation of, and/or within 12 months following, a change in control (i) by us because we do not renew Ms. Duncan’s employment at the end of the employment term, (ii) by us for any reason other than for cause or (iii) by Ms. Duncan for good reason, Ms. Duncan will be entitled to receive (a) an amount equal to 12 months of her then-current monthly base salary payable as a single lump sum and (b) continuation of her participation in our group health and/or dental plan and the payment of her premiums for 12 months (or the cost of COBRA coverage for such period) for Ms. Duncan, her spouse and any dependents covered under our group health and/or dental plan prior to termination. In such instances of termination, all of Ms. Duncan’s unvested equity awards and stock options granted will immediately become fully vested and all of her vested stock options will be exercisable for a period of one year following the effective date of termination. This provision in Ms. Duncan’s employment agreement relating to the vesting of equity awards upon a change of control is in addition to the provisions contained in our equity incentive plans governing the vesting of equity awards upon a change of control.

Receipt of the severance benefits described above is conditioned upon Ms. Duncan entering into a release of claims with us and the release becoming effective and irrevocable within 60 days after termination. Ms. Duncan has acknowledged and agreed that the timing of payments may be modified by us to comply with Section 409A of the Code.

To the extent that we are required to implement a clawback policy for the incentive compensation paid to Ms. Duncan based on erroneous data contained in an accounting statement pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, Ms. Duncan’s employment agreement contemplates that the terms of such policy will be incorporated into her employment agreement, provided that such policy applies to the other executive officers of our company.

Under Ms. Duncan’s employment agreement, “cause” for termination shall be deemed to exist upon (a) a good faith finding by us that (i) Ms. Duncan has engaged in material dishonesty, willful misconduct or gross negligence, (ii) Ms. Duncan has materially breached the employment agreement, or (iii) Ms. Duncan has breached or threatened to breach her invention, non-disclosure and non-solicitation agreement, and has failed to cure such conduct or breach within 30 days after her receipt of written notice from us, or (b) Ms. Duncan’s conviction or entry of nolo contendere to any crime involving moral turpitude, fraud or embezzlement, or any felony. Under Ms. Duncan’s employment agreement, “good reason” is defined as a material diminution in duties, position, responsibilities or reporting requirements, relocation of Ms. Duncan’s place of employment by more than 50 miles from her principal residence or place of employment immediately prior to such relocation or a material breach of the employment agreement by us.

Non-Competition, Confidential Information and Assignment of Inventions Agreements

Dr. Pruzanski is a party to a non-competition and non-solicitation agreement with us, dated as of June 20, 2006, which prevents him from competing with us or soliciting our employees or independent contractors during his employment and for a one-year period thereafter. In addition, each of our named executive officers has also entered into a standard form agreement with respect to confidential information, non-solicitation and assignment of inventions. Among other things, this agreement obligates each named executive officer to refrain from disclosing any of our proprietary information received during the course of employment and soliciting our employees and to assign to us any inventions conceived or developed during the course of employment.

Outstanding Equity Awards at 2013 Fiscal Year-End

The following table shows grants of restricted stock units, stock options and grants of unvested stock awards outstanding on the last day of the fiscal year ended December 31, 2013 to each of the executive officers named in the Summary Compensation Table.

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options			Option Exercise Price ($)	Option Expiration Date	Number of Stock Units That Have Not Vested (#)(1)		Market Value of Stock Units That Have Not Vested ($)(2)
Name	Exercisable	Un-exercisable
(a)	(b)	(c)		(e)	(f)	(g)		(h)
Mark Pruzanski	13,111	—		2.89	1/1/2015
	12,500	—		9.83	7/18/2016
	8,411	—		9.83	9/18/2018
	250,960	—		8.67	7/20/2020
	34,404	11,461	(3)	8.67	10/13/2021
	24,880	27,042	(4)	21.50	11/16/2022
	—	65,000	(5)	31.90	5/7/2023
						43,810	(6)	2,991,347
						7,700	(7)	525,756
David Shapiro	8,653	—		10.41	1/8/2018
	52,788	—		10.41	4/1/2018
	54,519	—		8.67	7/20/2020
	11,235	3,736	(3)	8.67	10/13/2021
	8,293	9,014	(4)	21.50	11/16/2022
	—	22,500	(5)	31.90	5/7/2023
						14,603	(6)	997,093
						3,000	(7)	204,840
Barbara Duncan	19,520	—		9.83	5/18/2019
	8,940	—		8.67	7/20/2020
	10,065	3,348	(3)	8.67	10/13/2021
	2,308	7,211	(4)	21.50	11/16/2022
	—	22,500	(5)	31.90	5/7/2023
						11,683	(6)	797,715
						3,000	(7)	204,840

(1)	Each restricted stock unit, or RSU, represents the contingent right to receive one share of common stock upon vesting of the unit. All RSUs were granted under the 2012 Equity Incentive Plan, or 2012 Plan.
(2)	Computed in accordance with SEC rules as the number of unvested RSUs multiplied by the closing market price of our common stock at the end of the 2013 fiscal year, which was $68.28 on December 31, 2013 (the last business day of the 2013 fiscal year). This amount does not represent our accounting expense for these awards during the year and does not correspond to the actual cash value that may be recognized. The actual value (if any) to be realized by the officer depends on whether the RSUs vest and the future performance of our common stock.
(3)	Options vest monthly through December 31, 2014, subject to the terms and conditions of the award and the 2003 Stock Incentive Plan, or 2003 Plan.
(4)	Options vest monthly through January 1, 2016, subject to the terms and conditions of the award and the 2012 Plan.
(5)	25% of the shares underlying this option vested on January 1, 2014, and the remainder of the shares originally underlying this option vest pro rata on a monthly basis through January 1, 2017, subject to the terms and conditions of the award and the 2012 Plan.

(6)	The remainder of the RSUs will vest pro rata on a quarterly basis through January 1, 2016.
(7)	25% of the shares underlying these RSUs vested on January 1, 2014, and the remainder of the shares underlying the RSUs will vest pro rata on every subsequent three-month anniversary of the initial vesting date through January 1, 2017, subject to the terms and conditions of the award and the 2012 Plan.

Risk Considerations in Our Compensation Program

Our compensation committee has reviewed and evaluated the philosophy and standards on which our compensation plans have been developed and implemented across our company. It is our belief that our compensation programs do not encourage inappropriate actions or risk taking by our executive officers. We do not believe that any risks arising from our employee compensation policies and practices are reasonably likely to have a material adverse effect on our company. In addition, we do not believe that the mix and design of the components of our executive compensation program encourage management to assume excessive risks.

Director Compensation

The following table sets forth the compensation we paid to our non-employee directors during 2013.

Name(1)	Fees Earned or Paid in Cash(2)	Stock Awards(3)(4)	Option Awards(3)(5)	Total
Srinivas Akkaraju, M.D., Ph.D.(4)(5)(6)	$43,000	$42,427	$63,162	$148,589
Paolo Fundaro(4)(6)	52,625	42,427	63,162	158,214
Jonathan T. Silverstein(5)(6)	56,750	42,427	63,162	162,339
Lorenzo Tallarigo, M.D.(6)	63,750	52,316	78,155	194,221
Klaus Veitinger, M.D.(5)(6)	51,875	42,427	63,162	157,464
Nicole S. Williams(6)	60,000	42,427	63,162	165,589

(1)	Dr. Pruzanski has been omitted from this table because he received no compensation for serving on our board of directors. Dr. Pruzanski’s compensation as President and Chief Executive Officer for 2013 is detailed in “— Summary Compensation Table” above. Messrs. Patel and Sblendorio are not included in this table because they joined our board of directors in fiscal 2014.
(2)	Includes the annual retainer paid to each director.
(3)	The amounts in these columns represent the aggregate grant date fair value of stock awards and option awards granted to the director during 2013 computed in accordance with FASB ASC Topic 718. See Note 11 of the notes to our consolidated financial statements in our annual report on Form 10-K filed with the SEC on March 14, 2014 for a discussion of assumptions made by us in determining the grant date fair value of our equity awards.
(4)	During the year ended December 31, 2013, the above-listed directors received RSUs for the following number of shares of our common stock: Dr. Akkaraju (1,330); Mr. Fundaro (1,330); Mr. Silverstein (1,330); Dr. Tallarigo (1,640); Dr. Veitinger (1,330); and Ms. Williams (1,330). The RSUs grants in 2013 were made under the 2012 Plan. All of the shares of common stock underlying the RSUs will vest in May 2014, subject to the terms and conditions of the 2012 Plan.
(5)	During the year ended December 31, 2013, we granted to our non-employee directors options to purchase an aggregate of 12,350 shares of common stock at an exercise price of $31.90 per share in the following amounts: Dr. Akkaraju (1,980), Mr. Fundaro (1,980), Mr. Silverstein (1,980), Dr. Tallarigo (2,450), Dr. Veitinger (1,980) and Ms. Williams (1,980). The options grants in 2013 were made under the 2012 Plan. All of the shares of common stock underlying the options will vest in May 2014, subject to the terms and conditions of the 2012 Plan.

(6)	As of December 31, 2013, our directors and former directors had outstanding options to purchase common stock and RSUs as set forth below:

Name	Stock Options	RSUs
Srinivas Akkaraju, M.D., Ph.D.	13,229	2,628
Paolo Fundaro	22,573	2,303
Jonathan Silverstein	13,229	2,303
Lorenzo Tallarigo, M.D.	30,485	2,743
Klaus Veitinger, M.D., Ph.D.	14,960	2,303
Nicole Williams	33,477	2,433

All directors are eligible to receive reimbursement for reasonable out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors, and our non-employee directors are also eligible to receive reimbursement, upon approval of the board of directors or a committee thereof, for reasonable out-of-pocket expenses incurred in connection with attendance at various conferences or meetings with our management.

In April 2014, our board of directors adopted a revised non-employee director compensation policy. Pursuant to the revised policy, our non-employee directors will receive the following cash compensation for service on our board of directors and our board committees effective as of January 1, 2014:

Board of Directors or Committee of Board of Directors	Annual Retainer Amount for Chair	Annual Retainer Amount for Other Members
Board of Directors	$65,000	$40,000
Audit Committee	$15,000	$7,500
Compensation Committee	$10,000	$5,000
Nominating and Governance Committee	$7,000	$3,000

In addition, our non-employee directors who have served on the board of directors for at least nine months prior to an annual meeting of stockholders will receive options to purchase common stock and shares of restricted stock based on the following valuations:

	Stock Options	Restricted Stock
Chairperson of the Board	$60,000	$60,000
Other Non-Employee Directors	$47,500	$47,500

The equity grants will vest on the one-year anniversary of the date of grant, subject to the director’s continued service on our board of directors; provided, however, that if the next subsequent annual meeting of stockholders is held prior to the one year anniversary date from the grant, the equity grants shall vest as of the close of business on the day immediately preceding such annual meeting date. The grants will vest in full immediately prior to a change in control of Intercept.

Newly elected non-employee directors will be granted options to purchase common stock equivalent to $95,000 in value and shares of restricted equivalent to $95,000 in value. The grants will be made on the first annual meeting of stockholders immediately following the appointment of the new non-employee director. However, if the new non-employee director is initially elected at an annual meeting of stockholders, the grants will be made as of the date of such annual meeting. The equity grants will vest annually over three years on the anniversary of the date the new director was first elected or appointed to the board of directors (such anniversary referred to in this paragraph as an anniversary date), subject to the director’s continued service on the board; provided, however, if the next subsequent annual meeting of stockholders (starting from the annual meeting date in the year after the initial equity grants are made) is held prior to the anniversary date in that year, the annual vesting for such year will occur on the day immediately preceding the date of the annual meeting date in such year, subject to the director’s continued service on the board. The grants shall vest in full immediately prior to a change in control of Intercept.

The number of shares underlying the grants will be determined based on a Black-Scholes calculation using the assumptions we use to determine fair value in accordance with applicable accounting rules. A full description of the non-employee director compensation policy has been filed as Exhibit 10.1 to Intercept’s Quarterly Report on Form 10-Q for the three months ended March 31, 2014 and is incorporated herein by reference.

Equity Compensation Plan Information

The following table provides certain aggregate information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2013.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the Second Column)
Equity compensation plans approved by security holders	1,645,906	(1)	$21.47	409,914	(2)
Equity compensation plans not approved by security holders	—		—	—
Total	1,645,906		21.47	409,914

(1)	Consists of options to purchase 752,316 shares of common stock under our 2003 Plan and options to purchase 772,521 shares of common stock and RSUs for 121,069 shares of common stock under our 2012 Plan.
(2)	Consists of shares available under our 2012 Plan, as no shares are available under our 2003 Plan. Our 2012 Plan contains an “evergreen” provision, which allows for an annual increase in the number of shares of our common stock available for issuance under the plan on the first day of each fiscal year. The annual increase in the number of shares shall be equal to the lowest of: (i) 1,211,533 shares of our common stock; (ii) 4% of the number of shares of our common stock outstanding as of such date; and (iii) an amount determined by our board of directors or compensation committee. On January 1, 2014, pursuant to the evergreen provision, the number of available shares under the 2012 Plan was increased by 775,584 shares.

REPORT OF AUDIT COMMITTEE

The audit committee of the board of directors has furnished the following report:

The audit committee assists the board in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. This committee’s role and responsibilities are set forth in our charter adopted by the board, which is available in the “Investors” section of our website at www.interceptpharma.com. This committee reviews and reassesses our charter annually and recommends any changes to the board for approval. Our current audit committee charter was adopted in September 2012 in connection with our initial public offering, and was reaffirmed in March 2013 and June 2014 by the board. The audit committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of KPMG LLP. In fulfilling its responsibilities for the financial statements for fiscal year 2013, the audit committee took the following actions:

•	Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2013 with management and KPMG LLP, our independent registered public accounting firm;
•	Discussed with KPMG LLP the matters required to be discussed in accordance with Statement on Auditing Standards No. 61, as amended, (AICPA, Professional Standards, Vol 1. AU Section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and
•	Received written disclosures and the letter from KPMG LLP regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP communications with the audit committee and the audit committee further discussed with KPMG LLP their independence.

The audit committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

Based on the audit committee’s review of the audited financial statements and discussions with management and KPMG LLP, the audit committee recommended to the board that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ended December 31, 2013 for filing with the SEC.

In 2013, the audit committee reviewed KPMG LLP’s work relating to our annual and quarterly financial statements, along with KPMG LLP’s work relating to our public offerings completed in 2013. Based on KPMG LLP’s performance, the audit committee recommends that our stockholders ratify the appointment of KPMG LLP as our auditors for fiscal 2014.

Members of the Audit Committee

Nicole Williams, Chairperson
Jonathan Silverstein
Glenn Sblendorio

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

To our knowledge, based solely on a review of the reports furnished to us and written representations that no other reports were required, during the fiscal year 2013, all reports which were required to be filed pursuant to Section 16(a) of the Exchange Act were filed on a timely basis, except for the following Forms 4 which were filed late: Form 4 of David Shapiro filed on May 20, 2013 reporting the exercise of stock options and the sale of shares of common stock on May 15 and May 16, 2013 (which late filing was due to the failure of the financial printer to make the filing at the designated time); Form 4 of Srinivas Akkaraju filed on October 21, 2013 reporting the vesting of restricted stock units and conversion thereof into shares of common stock on October 16, 2013 (which late filing was due to the failure of the financial printer to make the filing at the designated time); Form 4 of Luciano Adorini filed on November 25, 2013 reporting the exercise of stock options and the sale of common stock on November 20, 2013 (which late filing was due to the failure of the financial printer to make the filing at the designated time); and Form 4 of Mark Pruzanski filed on January 17, 2014 reporting the exercise of certain stock options and the bona fide gift of certain shares by Dr. Pruzanski to a charity.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

In addition to the director and executive officer compensation arrangements discussed above in “Executive and Director Compensation,” since January 1, 2013, we have engaged in the following transactions in which the amount involved exceeded $120,000 and in which any director, executive officer or holder of more than 5% of our voting securities, whom we refer to as our principal stockholders, or affiliates or immediate family members of our directors, executive officers and principal stockholders, had or will have a material interest. We believe that all of these transactions were on terms as favorable as could have been obtained from unrelated third parties.

Some of our directors are affiliated with our principal stockholders as indicated in the table below:

Director	Affiliation with Principal Stockholder
Lorenzo Tallarigo, M.D	Dr. Tallarigo is the chief executive officer of Genextra S.p.A., which is one of our principal stockholders. Dr. Tallarigo is not standing for re-election as a member of our board of directors at the annual meeting.
Paolo Fundaro	Mr. Fundaro is the chief financial officer of Genextra S.p.A., which is one of our principal stockholders.
Jonathan Silverstein	Mr. Silverstein is a member of OrbiMed Advisors LLC, whose affiliated fund is one of our principal stockholders.

Reimbursement of Expenses

Pursuant to the third amended and restated stockholders agreement, we reimbursed Genextra S.p.A. and OrbiMed Advisors LLC for their expenses related to the registered secondary offering of our common stock in October 2013 (other than any underwriting discounts and commissions), including approximately $58,000 for the legal fees of the selling stockholders in connection with that transaction.

Pursuant to the third amended and restated stockholders agreement, we have agreed to reimburse Genextra S.p.A. and OrbiMed Advisors LLC for their expenses related to the registered secondary offering of our common stock in April 2014 (other than any underwriting discounts and commissions), including up to $70,000 for the legal fees of the selling stockholders in connection with that transaction.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and officers. The indemnification agreements and our restated certificate of incorporation and restated by-laws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

Policy for Approval of Related Person Transactions

Pursuant to the written charter of our audit committee, the audit committee is responsible for reviewing and approving, prior to our entry into any such transaction, all transactions in which we are a participant and in which any parties related to us, including our executive officers, our directors, beneficial owners of more than 5% of our securities, immediate family members of the foregoing persons and any other persons whom our board of directors determines may be considered related parties under Item 404 of Regulation S-K, has or will have a direct or indirect material interest.

In reviewing and approving such transactions, the audit committee shall obtain, or shall direct our management to obtain on its behalf, all information that the committee believes to be relevant and important to a review of the transaction prior to its approval. Following receipt of the necessary information, a discussion shall be held of the relevant factors if deemed to be necessary by the committee prior to approval. If a discussion is not deemed to be necessary, approval may be given by written consent of the committee. This approval authority may also be delegated to the chair of the audit committee in some circumstances. No related party transaction shall be entered into prior to the completion of these procedures.

The audit committee or its chair, as the case may be, shall approve only those related party transactions that are determined to be in, or not inconsistent with, the best interests of us and our stockholders, taking into account all available facts and circumstances as the committee or the chair determines in good faith to be necessary in accordance with principles of Delaware law generally applicable to directors of a Delaware corporation. These facts and circumstances will typically include, but not be limited to, the benefits of the transaction to us; the impact on a director’s independence in the event the related party is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms of comparable transactions that would be available to unrelated third parties or to employees generally. No member of the audit committee shall participate in any review, consideration or approval of any related party transaction with respect to which the member or any of his or her immediate family members has an interest.

ELECTION OF DIRECTORS

(Proposal 1)

Upon recommendation of the nominating and governance committee, the board of directors has nominated Srinivas Akkaraju, M.D., Ph.D., Paolo Fundaro, Sanj K. Patel, Mark Pruzanski, M.D., Glenn Sblendorio, Jonathan T. Silverstein, Luca Benatti, M.D., Klaus Veitinger, M.D., Ph.D., and Nicole S. Williams for election at the annual meeting. If they are elected, they will serve on our board of directors until the 2015 annual meeting of stockholders and until their respective successors have been elected and qualified, or until their earlier death, resignation or removal.

Unless authority to vote for any of these nominees is withheld, the shares represented by the enclosed proxy will be voted FOR the election as directors of the nominees listed above. If any nominee should be unable or unwilling to serve on our board of directors, the shares represented by the enclosed proxy will be voted for the election of such other person as the board of directors may recommend in that nominee’s place. We have no reason to believe that any nominee will be unable or unwilling to serve as a director.

A plurality of the shares voted FOR each nominee at the meeting is required to elect each nominee as a director.

THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF SRINIVAS AKKARAJU, M.D., PH.D., PAOLO FUNDARO, SANJ K. PATEL, MARK PRUZANSKI, M.D., GLENN SBLENDORIO, JONATHAN T. SILVERSTEIN, LUCA BENATTI, M.D., KLAUS VEITINGER, M.D., PH.D., AND NICOLE S. WILLIAMS AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

AMENDMENT OF CERTIFICATE OF INCORPORATION TO
INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

(Proposal 2)

Introduction

Our board of directors has unanimously determined that it is in the best interests of Intecept and its stockholders to amend our Restated Certificate of Incorporation (the “Charter”) to increase the number of authorized shares of our common stock from 25,000,000 shares to 35,000,000 shares, which will result in an increase of the total number of authorized shares of our capital stock from 30,000,000 shares to 40,000,000 shares.

Currently, our Charter authorizes an aggregate of 30,000,000 shares of capital stock, consisted of 25,000,000 shares of authorized common stock and 5,000,000 shares of authorized preferred stock. No shares of preferred stock are issued and outstanding and we are not proposing to increase the number of authorized preferred stock. As of May 30, 2014, we had 21,146,322 shares of common stock issued and outstanding and 1,564,574 shares subject to outstanding stock options and restricted stock units. As of May 30, 2014, we had 944,876 shares of common stock reserved for future issuance under our 2012 Equity Incentive Plan, or 2012 Plan. Accordingly, approximately 94.6% of our authorized shares of common stock has been issued or reserved for issuance.

No other changes to the Charter have been approved or are being proposed by our board of directors. To effectuate the increase of the number of authorized shares of our common stock, Article FOURTH, Paragraph A of the Charter is proposed to be amended as set forth below in its entirety:

“The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 40,000,000 shares, consisting of 35,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”), and 5,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”).

The number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote thereon, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock designation.”

A copy of the amendment to the Charter proposed by us is attached to this Proxy Statement as Appendix A. For a description of our common stock, please see our Registration Statement on Form 8-A dated as filed with the SEC on September 27, 2012.

Reasons for the Proposed Amendment

Given the small number of authorized shares currently available under our Certificate of Incorporation, we believe that an increase in the number of authorized shares of our common stock is critical to ensure that a sufficient number of shares is available for future issuances if and when our board of directors deems it to be in our and our stockholders’ best interests. While we have no current plans to issue any shares that will be authorized if the increase is approved, we may use any of the increased shares at the time and in the manner approved by our board of directors, which may include raising capital through equity financing, executing potential strategic transactions or establishing collaborative relationships, acquiring businesses or assets, issuing equity awards to employees or stock dividends to stockholders, effecting stock splits, or engaging in other general corporate transactions. Historically we have relied significantly on equity financing to fund our business operations and plan to do so in the future. Therefore, the increase of our authorized shares will provide us with the ability and flexibility to access equity capital when needed and available. We believe that if we do not obtain stockholder approval to increase the number of authorized shares of our common stock, our planned operations will be materially and adversely impacted.

Effects of Stockholder Approval of Increased Authorized Shares

If the proposed amendment is approved and adopted, the additional authorized shares of common stock may be issued from time to time by actions of our board of directors without further stockholder approval, except as required by law, regulatory authorities or NASDAQ corporate governance listing rules. The increase in authorized shares of common stock will not alter our current number of issued shares of common stock. The relative rights and limitations of the shares of common stock will remain unchanged under this amendment. The additional share of common stock to be authorized by stockholder approval under this Proposal No. 3 would have the rights identical to the currently outstanding shares of our common stock. Our stockholders will not realize any dilution in their percentage of ownership of us or their voting rights as a result of the increase. However, issuances of additional shares of common stock in the future may, among other things, dilute the earnings per share of the our common stock and the equity and voting rights of those holding our common stock at the time the additional shares are issued. Under our Charter, stockholders do not have preemptive rights to purchase additional securities that may be issued by us. This means that current stockholders do not have a prior right to purchase any new issuances of shares in order to maintain their proportionate ownership interests in Intercept.

The additional shares of common stock that would become available for issuance may also be used to oppose a hostile takeover attempt or to delay or prevent changes in control of the company. For example, without further stockholder approval, our board of directors could strategically sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor the current board of directors. However, this proposal to increase authorized shares is prompted by business and financial considerations and not by the threat of any hostile takeover attempt, and we are not aware of any such attempts directed at us.

Votes Required

The affirmative vote of a majority of the shares of our common stock outstanding and entitled to vote at the annual meeting is required to approve the amendment to our Charter to effect the proposed increase in our authorized common stock. The amendment to the Charter will be effective immediately upon acceptance of filing by the Secretary of State of Delaware following stockholder approval of this proposal.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK FROM 25,000,000 SHARES TO 35,000,000 SHARES, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR THEREOF, UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal 3)

The audit committee of our board of directors has appointed KPMG LLP, as our independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2014. Although stockholder approval of the appointment of KPMG LLP is not required by law or NASDAQ rules, our audit committee believes that it is advisable and has decided to give our stockholders the opportunity to ratify this appointment. KPMG LLP audited our financial statements for the fiscal year ended December 31, 2013, and has served as our auditors since 2008. We expect that representatives of KPMG LLP will be present at the annual meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

The following table presents fees for professional audit services rendered by KPMG LLP for the audit of our annual financial statements for the years ended December 31, 2013 and December 31, 2012, and fees billed for other services rendered by KPMG LLP during those periods.

(in thousands)	2013	2012
Audit fees	$355	$613
Audit related fees	—	—
Tax fees	23	—
All other fees	—	—
Total	$378	$613

Audit fees include fees associated with the annual audit, review of our quarterly reports on Form 10-Q, consents related to filings with the SEC and KPMG LLP’s work in connection with our financing activities. In 2012, audit fees also included fees for our initial public offering. Tax fees include tax compliance, preparation of state and federal income tax returns, and preparation of sales tax returns.

Auditor Independence

The audit committee has determined that the provision of services rendered above is compatible with maintaining KPMG LLP’s independence. All audit related, tax and other services are required to be pre-approved by the audit committee.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-audit Services of Independent Public Accountant

Consistent with SEC policies regarding auditor independence, the audit committee has responsibility for appointing, setting compensation and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the audit committee has established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm.

Prior to engagement of an independent registered public accounting firm for the following year’s audit, management submits an aggregate of services expected to be rendered during that year for each of four categories of services to the audit committee for approval.

1. Audit services include audit work performed in the preparation of financial statements, as well as work that generally only an independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

2. Audit-Related services are for assurance and related services that are traditionally performed by an independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3. Tax services include all services performed by an independent registered public accounting firm’s tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

4. Other Fees are those associated with services not captured in the other categories. We generally do not request such services from our independent registered public accounting firm.

Prior to engagement, the audit committee pre-approves these services by category of service. The fees are budgeted and the audit committee requires our independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage our independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the audit committee requires specific pre-approval before engaging our independent registered public accounting firm.

The audit committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the audit committee at its meetings.

In the event the stockholders do not ratify the appointment of KPMG LLP as our independent registered public accounting firm, the audit committee will reconsider its appointment.

The affirmative vote of a majority of the shares cast affirmatively or negatively at the annual meeting is required to ratify the appointment of the independent registered public accounting firm.

The audit committee regularly evaluates the performance of KPMG LLP. In 2013, our audit committee reviewed KPMG LLP’s work relating to our annual and quarterly financial statements. Based on KPMG LLP’s performance relating to our annual and quarterly financial review and their performance relating to our financing activities in 2013, our audit committee recommends that our stockholders ratify the appointment of KPMG LLP as our auditors for fiscal 2014.

We expect a representative of KPMG LLP to attend the Annual Meeting either in person or via teleconference. The representative will have an opportunity to make a statement if he or she desires and also will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO RATIFY THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH RATIFICATION UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

CODE OF CONDUCT AND ETHICS

We have adopted a code of conduct and ethics that applies to all of our employees, including our chief executive officer and chief financial and accounting officers. The text of the code of conduct and ethics is posted in the “Investors” section of our website at www.interceptpharma.com. Disclosure regarding any amendments to, or waivers from, provisions of the code of conduct and ethics that apply to our directors, principal executive and financial officers will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting or the issuance of a press release of such amendments or waivers is then permitted by the rules of The NASDAQ Stock Market.

OTHER MATTERS

The board of directors knows of no other business which will be presented to the annual meeting. If any other business is properly brought before the annual meeting, proxies will be voted in accordance with the judgment of the persons named therein.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

To be considered for inclusion in the proxy statement relating to our 2015 annual meeting of stockholders, we must receive stockholder proposals (other than for director nominations) no later than February 23, 2015. To be considered for presentation at the 2015 annual meeting, although not included in the proxy statement, proposals (including director nominations that are not requested to be included in our proxy statement) must be received no earlier than March 19, 2015 and no later than April 18, 2015; provided, however, that if the 2015 annual meeting date is more than 30 days before or 30 days after the anniversary of the 2014 annual meeting date, notice must be delivered by the stockholder not earlier than the close of business on the 120th day prior to the 2015 annual meeting and not later than the close of business on the later of (i) the 90th day prior to the 2015 annual meeting and (ii) the close of business on the tenth day following the day on which public announcement of the date of the 2015 annual meeting is first made by us. Proposals that are not received in a timely manner will not be voted on at the 2015 annual meeting. If a proposal is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the Securities and Exchange Commission. All stockholder proposals should be marked for the attention of Corporate Secretary, Intercept Pharmaceuticals, Inc., 450 West 15th Street, Suite 505, New York, NY 10011.

New York, NY
June 23, 2014

Appendix A

CERTIFICATE OF AMENDMENT
TO
RESTATED CERTIFICATE OF INCORPORATION
OF
INTERCEPT PHARMACEUTICALS, INC.

(Pursuant to Section 242 of the
General Corporation Law of the State of Delaware)

Intercept Pharmaceuticals, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1.	The name of the corporation is Intercept Pharmaceuticals, Inc. (the “Corporation”). The Certificate of Incorporation of the Corporation was filed with the Secretary of the State of Delaware on September 4, 2002 under the name TSM Pharmaceuticals, Inc. The Certificate of Incorporation of the Corporation filed on September 4, 2002 was amended on October 11, 2002 to change the name of the Corporation to Intercept Pharmaceuticals, Inc. A Restated Certificate of Incorporation was last filed on October 16, 2012.
2.	This Certificate of Amendment to Restated Certificate of Incorporation of the Corporation was duly adopted by the Board of Directors of the Corporation pursuant to a resolution setting forth the proposed amendment of the Restated Certificate of Incorporation and declaring said amendment to be advisable.
3.	Article FOURTH, Paragraph A. of the Restated Certificate of Incorporation is hereby deleted in its entirety and replaced with the following:
A.	Designation and Number of Shares.

The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 40,000,000 shares, consisting of 35,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”), and 5,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”).

The number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote thereon, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock designation.

4.	The foregoing amendment was approved by the holders of the requisite number of shares of the Corporation in accordance with Section 228 of the General Corporation Law of the State of Delaware.
5.	The aforesaid amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to Restated Certificate of Incorporation be signed by its duly authorized President and Chief Executive Officer this       day of            , 2014.

INTERCEPT PHARMACEUTICALS, INC.

By:	Mark Pruzanski, M.D. President and Chief Executive Officer

INTERCEPT PHARMACEUTICALS, INC.

Annual Meeting of Stockholders

JULY 17, 2014

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders
To Be Held on July 17, 2014

The Proxy Statement and Annual Report for 2013 are available at
http://www.interceptpharma.com/proxy.html

INTERCEPT PHARMACEUTICALS, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints Mark Pruzanski and Barbara Duncan, or either of them, with full power of substitution, as proxy to represent and vote all shares of Common Stock, par value $0.001 per share, of Intercept Pharmaceuticals, Inc. (the “Company”), which the undersigned will be entitled to vote if personally present at the Annual Meeting of the Stockholders of the Company to be held on July 17, 2014, at 9:00 a.m. ET at the Company’s corporate headquarters, located at 450 W. 15th Street, Suite 505, New York, NY 10011, upon matters set forth in the Notice of 2014 Annual Meeting of Stockholders and Proxy Statement dated June 23, 2014, a copy of which has been received by the undersigned. Each share of Common Stock is entitled to one vote. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted as directed. If no direction is made, the proxy shall be voted FOR the election of the listed nominees as directors, FOR the amendment to the Company’s restated certificate of incorporation to increase the number of authorized shares of common stock and FOR the ratification of the appointment of KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2014 and, in the case of other matters that legally come before the meeting, as said proxy(s) may deem advisable.

Please check here if you plan to attend the Annual Meeting of Stockholders on July 17, 2014 at 9:00 a.m. (ET). ☐

(Continued and to be signed on Reverse Side)

VOTE ON INTERNET
Go to http://www.interceptpharma.com/proxy.html and
log-on using the below control number.

CONTROL #

VOTE BY MAIL
Mark, sign and date your proxy card and return it
in the envelope we have provided.

VOTE IN PERSON
If you would like to vote in person, please attend the
Annual Meeting to be held on July 17, 2014 at
9:00 a.m. ET.

Please Vote, Sign, Date and Return Promptly in the Enclosed Envelope.

Annual Meeting Proxy Card — Common Stock

DETACH PROXY CARD HERE TO VOTE BY MAIL

(1)	Election of Directors:

[ ] FOR ALL NOMINEES LISTED BELOW (except as marked to the contrary below)	[ ] WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED BELOW

INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE INDIVIDUAL NOMINEES STRIKE A LINE THROUGH THE NOMINEES’ NAMES BELOW:

01 Srinivas Akkaraju	02 Luca Benatti	03 Paolo Fundaro
04 Sanj K. Patel	05 Mark Pruzanski	06 Glenn Sblendorio
07 Jonathan Silverstein	08 Klaus Veitinger	09 Nicole S. Williams
(2)	To amend the Company’s Restated Certificate of Incorporation to increase authorized shares of common stock:

[ ] VOTE FOR	[ ] VOTE AGAINST	[ ] ABSTAIN
(3)	To approve a proposal to ratify the Board’s appointment of KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2014:

[ ] VOTE FOR	[ ] VOTE AGAINST	[ ] ABSTAIN

Date	Signature	Signature, if held jointly

Note:  This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by an authorized person.

To change the address on your account, please check the box ☐ At right and indicate your new address.